EXHIBIT T3C


                             TEXON INTERNATIONAL PLC


                            10% SENIOR NOTES DUE 2008


                                 DM 245,000,000

                          ----------------------------

                                    INDENTURE

                          DATED AS OF JANUARY 30, 1998

                          ----------------------------


                              THE BANK OF NEW YORK,


                                     TRUSTEE


                                   Exh. T3C-1

                                TABLE OF CONTENTS

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01     Definitions ..............................................    9
Section 1.02     Other Definitions ........................................   29
Section 1.03     Incorporation by Reference of Trust Indenture Act ........   29
Section 1.04     Rules of Construction ....................................   30

                                    ARTICLE 2

                                 THE SECURITIES

Section 2.01     Form and Dating ..........................................   30
Section 2.02     Execution and Authentication .............................   31
Section 2.03     Registrar and Paying Agent ...............................   32
Section 2.04     Paying Agent To Hold Money in Trust; Conversion of
                   Applicable Currency ....................................   33
Section 2.05     Securityholder Lists .....................................   33
Section 2.06     Transfer and Exchange ....................................   33
Section 2.07     Replacement Securities ...................................   38
Section 2.08     Outstanding Securities ...................................   39
Section 2.09     Temporary Securities .....................................   39
Section 2.10     Cancelation ..............................................   39
Section 2.11     Defaulted Interest .......................................   39
Section 2.12     CUSIP and CINS Numbers ...................................   40
Section 2.13     Deposit of Moneys ........................................   40
Section 2.14     Certain Matters Relating to Global Securities ............   41

                                    ARTICLE 3

                                   REDEMPTION

Section 3.01     Notices to Trustee .......................................   42
Section 3.02     Selection of Securities To Be Redeemed ...................   42
Section 3.03     Notice of Redemption .....................................   42
Section 3.04     Effect of Notice of Redemption ...........................   44
Section 3.05     Deposit of Redemption Price ..............................   44
Section 3.06     Securities Redeemed in Part ..............................   45


                                   Exh. T3C-2

                                    ARTICLE 4

                                    COVENANTS

Section 4.01     Payment of Securities ....................................   45
Section 4.02     Maintenance of Office or Agency; Reports to Holders ......   45
Section 4.03     Limitation on Indebtedness ...............................   46
Section 4.04     Limitation on Restricted Payments ........................   48
Section 4.05     Limitation on Restrictions on Distributions from
                   Restricted Subsidiaries ................................   51
Section 4.06     Limitation on Sales of Assets and Subsidiary Stock .......   52
Section 4.07     Limitation on Transactions with Affiliates ...............   55
Section 4.08     Change of Control ........................................   56
Section 4.09     Compliance Certificate ...................................   58
Section 4.10     Further Instruments and Acts .............................   58
Section 4.11     Limitation on Liens ......................................   58
Section 4.12     Limitation on Guarantees of Company Indebtedness .........   58
Section 4.13     Limitation on Lines of Business ..........................   59
Section 4.14     Limitation on Sale/Leaseback Transactions ................   59
Section 4.15     Limitation on the Sale or Issuance of Capital Stock
                   of Restricted Subsidiaries .............................   59
Section 4.16     Additional Amounts .......................................   59
Section 4.17     Payment of Non-Income Taxes and Similar Charges ..........   60

                                    ARTICLE 5

                                SUCCESSOR COMPANY

Section 5.01     When Company May Merge or Transfer Assets ................   60

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

Section 6.01     Events of Default ........................................   61
Section 6.02     Acceleration .............................................   63
Section 6.03     Other Remedies ...........................................   64
Section 6.04     Waiver of Past Defaults ..................................   64
Section 6.05     Control by Majority ......................................   64
Section 6.06     Limitation on Suits ......................................   64
Section 6.07     Rights of Holders to Receive Payment .....................   65
Section 6.08     Collection Suit by Trustee ...............................   65
Section 6.09     Trustee May File Proofs of Claim .........................   65
Section 6.10     Priorities ...............................................   65
Section 6.11     Undertaking for Costs ....................................   66
Section 6.12     Waiver of Stay or Extension Laws .........................   66


                                   Exh. T3C-3

                                    ARTICLE 7

                                     TRUSTEE

Section 7.01     Duties of Trustee ........................................   66
Section 7.02     Rights of Trustee ........................................   67
Section 7.03     Individual Rights of Trustee .............................   68
Section 7.04     Trustee's Disclaimer .....................................   68
Section 7.05     Notice of Defaults .......................................   68
Section 7.06     Reports by Trustee to Holders ............................   68
Section 7.07     Compensation and Indemnity ...............................   68
Section 7.08     Replacement of Trustee ...................................   69
Section 7.09     Successor Trustee by Merger ..............................   70
Section 7.10     Eligibility; Disqualification ............................   70
Section 7.11     Preferential Collection of Claims Against Company ........   70
Section 7.12     Trustee Acting in Other Capacities .......................   70

                                    ARTICLE 8

                       DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.01     Discharge of Liability on Securities; Defeasance .........   71
Section 8.02     Conditions to Defeasance .................................   71
Section 8.03     Application of Trust Money ...............................   73
Section 8.04     Repayment to Company .....................................   73
Section 8.05     Indemnity for Government Obligations .....................   73
Section 8.06     Reinstatement ............................................   74

                                    ARTICLE 9

                                   AMENDMENTS

Section 9.01     Without Consent of Holders ...............................   74
Section 9.02     With Consent of Holders ..................................   75
Section 9.03     Compliance with Trust Indenture Act ......................   75
Section 9.04     Revocation and Effect of Consents and Waivers ............   75
Section 9.05     Notation on or Exchange of Securities ....................   76
Section 9.06     Trustee To Sign Amendments ...............................   76
Section 9.07     Payment for Consent ......................................   76

                                   ARTICLE 10

                                  MISCELLANEOUS

Section 10.01    Trust Indenture Act Controls .............................   77


                                   Exh. T3C-4

Section 10.02    Notices ..................................................   77
Section 10.03    Communication by Holders with Other Holders ..............   78
Section 10.04    Certificate and Opinion as to Conditions Precedent .......   78
Section 10.05    Statements Required in Certificate or Opinion ............   78
Section 10.06    When Securities Disregarded ..............................   79
Section 10.07    Rules by Trustee, Paying Agent and Registrar .............   79
Section 10.08    Legal Holidays ...........................................   79
Section 10.09    GOVERNING LAW ............................................   79
Section 10.10    Jurisdiction .............................................   79
Section 10.11    No Recourse Against Others ...............................   80
Section 10.12    Successors ...............................................   80
Section 10.13    Multiple Originals .......................................   80
Section 10.14    Table of Contents; Headings ..............................   80


                                   Exh. T3C-5

Exhibit A - Form of Initial Security

Exhibit B - Form of Exchange Security

Exhibit C - Form of Transferor Letter of Representation for Transfers of U.S.
            Global Security to Regulation S Global Security During the Restricted Period

Exhibit D - Form of Transferor Letter of Representation for Transfers of U.S.
            Global Security to Regulation S Global Security After the Restricted Period

Exhibit E - Form of Transferor Letter of Representation for Transfers of
            Regulation S Global Security to U.S. Global Security During the Restricted Period

Exhibit F - Form of Transferor Letter of Representation for Transfers of IAI
            Global Security to Rule 144A Global Security

Exhibit G - Form of Transferor Letter of Representation for Transfers of Rule
            144A Global Security to IAI Global Security

Exhibit H - Form of Letter of Representation for Exchanges of U.S. Global
            Security for Regulation S Global Security

Exhibit I - Form of Letter of Representation for Exchange of Regulation S Global
            Security for U.S. Global Security

Exhibit J - Form of Letter of Representation for Exchanges of U.S. Global
            Security for another U.S. Global Security

Annex A   - Form of Transferee Letter of Representations


                                   Exh. T3C-6

                              CROSS-REFERENCE TABLE

  TIA                                                                  Indenture
Section                                                                 Section
-------                                                                 -------
310(a)(1) ...............................................................   7.10
   (a)(2) ...............................................................   7.10
   (a)(3) ...............................................................   N.A.
   (a)(4) ...............................................................   N.A.
   (a)(5) ..........................................................  7.08; 7.10
   (b)                                                                7.08; 7.10
   (c) ..................................................................   N.A.
311(a) ..................................................................   7.11
   (b) ..................................................................   7.11
   (c) ..................................................................   N.A.
312(a) ..................................................................   2.05
   (b) ..................................................................  10.03
   (c) ..................................................................  10.03
313(a) ..................................................................   7.06
   (b)(1) ...............................................................   N.A.
   (b)(2) ...............................................................   7.06
   (c) ..................................................................  10.02
   (d) ..................................................................   7.06
314(a) ......................................................  4.02; 4.12; 10.02
   (b) ..................................................................   N.A.
   (c)(1) ...............................................................  10.04
   (c)(2) ...............................................................  10.04
   (c)(3) ...............................................................   N.A.
   (d) ..................................................................   N.A.
   (e) ..................................................................  10.05
   (f) ..................................................................   4.12
315(a) ..................................................................   7.01
   (b) ............................................................  7.05; 10.02
   (c) ..................................................................   7.01
   (d) ..................................................................   7.01
   (e) ..................................................................   6.11
316(a) (last sentence) ..................................................  10.06
   (a)(1)(A) ............................................................   6.05
   (a)(1)(B) ............................................................   6.04
   (a)(2) ...............................................................   N.A.
   (b) ..................................................................   6.07
317(a)(1) ...............................................................   6.08
   (a)(2) ...............................................................   6.09
   (b) ..................................................................   2.04


                                   Exh. T3C-7

318(a) ..................................................................  10.01
   (c) ..................................................................  10.01

                           N.A. means Not Applicable.

----------

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.


                                   Exh. T3C-8

            INDENTURE dated as of January 30, 1998, between Texon International plc, a public limited company incorporated in England and Wales (the "Company") and THE BANK OF NEW YORK, a New York banking corporation (the "Trustee").

            Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 10% Senior Notes due 2008 (the "Initial Securities") and, if and when issued as provided in the Exchange and Registration Rights Agreement of even date herewith, the Company's 10% Senior Series A Notes due 2008 (the "Exchange Securities", and together with the Initial Securities, the "Securities").

                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

            Section 1.01 Definitions. For purposes of the following definitions and this Indenture generally, (i) all calculations and determinations shall be made in accordance with U.K. GAAP and shall be based upon the consolidated financial statements of the Company and its subsidiaries prepared in accordance with U.K. GAAP and (ii) references to specific amounts in one currency mean such amounts or their equivalent in other currencies on the date of determination. As used in this Indenture, the following terms shall have the following meanings:

            "Acquisition" means the acquisition by the Company of all the outstanding share capital of United Texon Limited pursuant to the Acquisition Agreement dated December 23, 1997, between the Company, Apax European Buy-In Fund and the other parties thereto.

            "Additional Amounts" shall have the meaning set forth in paragraph 2 of Exhibit A hereto.

            "Additional Assets" means (i) any tangible property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; or (iv) any reimbursement to the Company or its Restricted Subsidiaries for expenditures made, and costs incurred, to repair, rebuild, replace or restore property subject to loss, damage or taking to the extent that the Net Proceeds consist of insurance proceeds received on account of such loss, damage or taking; provided, however, that any such Restricted Subsidiary described in clauses (ii) or (iii) above is primarily engaged in a Related Business.

            "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.06 and 4.07 only, "Affiliate" shall also mean any beneficial owner of shares representing 5% or more of the total voting power of the Voting Stock (on a fully diluted


                                   Exh. T3C-9
basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

            "Asset Disposition" means any sale, lease, transfer or other disposition of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary, (ii) a disposition of inventory in the ordinary course of business, (iii) the disposition of all or substantially all of the assets of the Company in the manner permitted pursuant to Section 5.01,
(iv) for purposes of Section 4.06 only, a disposition subject to Section 4.04,
(v) grant of a non-exclusive license of intellectual property in the ordinary course of business, (vi) the surrender waiver of contract rights or settlement, release of surrender of tort or other claims and (vii) the sale or other disposition of the Leicester Plant, other than to an Affiliate of the Company.

            "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

            "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

            "Bank Indebtedness" means any and all amounts payable under or in respect of the Credit Agreement, the other Senior Credit Documents and any Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

            "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

            "Borrowing Base" means as of any date, an amount equal to the sum of
(i) 60% of the aggregate book value of inventory plus (ii) 85% of the aggregate book value of all accounts receivable (net of bad debt reserves) of the Company and its Restricted Subsidiaries on a Consolidated basis, as determined in accordance with U.K. GAAP consistently applied less (iii) the outstanding principal amount of all Indebtedness that is permitted to be outstanding by virtue of clause (iv) of Section 4.03, including any Refinancing Indebtedness in respect thereof. To the extent that information is not available as to the amount of inventory or accounts


                                  Exh. T3C-10
receivable as of a specific date, the Company shall use the most recent available information for purposes of calculating the Borrowing Base.

            "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in Luxembourg, the State of New York, Frankfurt, or London or a place of payment are authorized or required by law to close.

            "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

            "Capitalized Lease Obligation" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with U.K. GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with U.K. GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease.

            "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the government of the United States or the United Kingdom or any agency or instrumentality thereof, having maturities of not more than one year from the date of acquisition; (ii) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of "A" or better from either Standard & Poor's Ratings Service, a division of the McGraw-Hill Companies, Inc., or Moody's Investors Service, Inc.; (iii) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least "A" or the equivalent thereof by Standard & Poor's Ratings Service, a division of the McGraw-Hill Companies, Inc., or "A" or the equivalent thereof by Moody's Investors Service, Inc., and having capital and surplus in excess of $500 million; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i), (ii) and (iii) entered into with any bank meeting the qualifications specified in clause (iii) above; (v) commercial paper rated at the time of acquisition thereof at least "A-2" or the equivalent thereof by Standard & Poor's Ratings Service, a division of the McGraw-Hill Companies, Inc., or "P-2" or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in either case maturing within 270 days after the date of acquisition thereof; and (vi) interests in any investment company which invests solely in instruments of the type specified in clauses (i) through (v) above.

            "Cedel" means Cedel Bank, societe anonyme.


                                  Exh. T3C-11

            "Change of Control" means the occurrence of any of the following events:

            (i) prior to the first public offering of Voting Stock of the Company, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Company, whether as a result of issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by any Permitted Holder or otherwise (for purposes of this clause (i), the Permitted Holders shall be deemed to own beneficially any Voting Stock of an entity (the "specified entity") held by any other entity (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity);

            (ii) (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above) of more than 35% of the total voting power of the Voting Stock of the Company and
      (B) the Permitted Holders do not "beneficially own" (as defined in clause
      (i) above), directly or indirectly, in the aggregate a greater percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (ii), such other person shall be deemed to own beneficially any Voting Stock of a specified corporation held by a parent corporation, if such other person "beneficially owns" (as defined in this clause (ii)), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders do not "beneficially own" (as defined in clause (i) above), directly or indirectly, in the aggregate a greater percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation);

            (iii) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person (in each case, other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and that represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation; or

            (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of


                                  Exh. T3C-12
      the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

            "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination in respect of the most recent such quarter to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

            (A) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period,

            (B) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale),

            (C) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period


                                  Exh. T3C-13
      shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and

            (D) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (B) or
      (C) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings related thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company after consultation with the independent certified public accountants of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months).

            "Consolidated Current Liabilities" means, as of any date of determination, the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), on a consolidated basis, after eliminating (a) all intercompany items between the Company and any Restricted Subsidiary and (b) all current maturities of long-term Indebtedness, all as determined in accordance with U.K. GAAP consistently applied.

            "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Restricted Subsidiaries, plus, to the extent Incurred by the Company and its Restricted Subsidiaries in such period but not included in such interest expense, (i) interest expense attributable to Capitalized Lease Obligations and Attributable Debt, (ii) amortization of debt discount and debt issuance cost, (iii) capitalized interest, (iv) noncash interest expense, (v) commissions, discounts and other fees and charges with respect to letters of credit (other than with respect to trade letters of credit in the ordinary course of business) and bankers' acceptance financing, interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Company or any Restricted Subsidiary; provided that payment of such amounts by the Company or any Restricted Subsidiary is being made to, or is sought by, the holders of such Indebtedness pursuant to such Guarantee, (vii) net costs associated with Hedging Obligations (including amortization of fees), other than costs associated with Currency Agreements made to hedge currency exposure in connection with trade receivables or payables and purchases of supplies in the ordinary course of business, (viii) payments in respect of Preferred Stock of Restricted Subsidiaries of the Company or Disqualified Stock of the Company held by Persons other than the Company or a Wholly Owned Subsidiary, and (ix) the cash


                                  Exh. T3C-14
contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust; provided, however, that there shall be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by the Company or any Restricted Subsidiary.

            "Consolidated Net Income" means, for any period, the net income
(loss) of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income
(loss) of any Person if such Person is not a Restricted Subsidiary, except that
(A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income; (ii) any net income (loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income (loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of other distributions (whether of capital or by means of intercompany loans, advances or transfers) by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (whether of capital or by means of an intercompany loan, advance or transfer)(subject, in the case of a dividend or other distribution that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) any gain or loss realized upon the sale or other disposition of any asset of the Company or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person; (v) any extraordinary gain or loss; and (vi) the cumulative effect of a change in accounting principles. Notwithstanding the foregoing, for the purpose of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such Section pursuant to clause (a)(3)(D) thereof.

            "Consolidated Net Tangible Assets" means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries as the total assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Company and its consolidated Restricted Subsidiaries, determined on a


                                  Exh. T3C-15
consolidated basis in accordance with U.K. GAAP consistently applied, and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of (without duplication): (a) the excess of cost over fair market value of assets or businesses acquired; (b) any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of the Company immediately preceding the Issue Date as a result of a change in the method of valuation in accordance with U.K. GAAP; (c) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items; (d) minority interests in consolidated Subsidiaries held by Persons other than the Company or a Restricted Subsidiary; (e) treasury stock; (f) cash set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and (g) Investments in and assets of Unrestricted Subsidiaries.

            "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and the Restricted Subsidiaries, determined on a Consolidated basis, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

            "Consolidation" means the consolidation of the amounts of each of the Restricted Subsidiaries with those of the Company in accordance with U.K. GAAP consistently applied; provided, however, that "Consolidation" shall not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in a Unrestricted Subsidiary shall be accounted for as an investment. The term "Consolidated" has a correlative meaning.

            "Corporate Trust Office" means the office in the Borough of Manhattan, The City of New York, at which the Trustee's corporate trust business is principally administered, which at the date hereof is located at 101 Barclay Street, Floor 21 West, New York, NY 10286.

            "Credit Agreement" means the Credit Agreement dated as of January 28, 1998, as amended, waived or otherwise modified from time to time, by and among the Company, Chase Manhattan plc, The Chase Manhattan Bank and Chase Manhattan International Limited (except to the extent that any such amendment, waiver or other modification thereto would be prohibited by the terms of this Indenture, unless otherwise agreed to by the Holders of at least a majority in aggregate principal amount of Securities at the time outstanding).

            "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

            "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default, all as described under Section 6.01.


                                  Exh. T3C-16

            "Definitive Securities" means Securities in definitive registered form substantially in the form of Exhibit A (with respect to Initial Securities) or Exhibit B (with respect to Exchange Securities) attached hereto.

            "Depositary" means the book-entry depositary or its nominee or the custodian of either, designated by the Company in the Depositary Agreement until a successor shall have been appointed and become such pursuant to the applicable provisions of the Depositary Agreement, and thereafter, "Depositary" shall mean or include such successor.

            "Depositary Agreement" means the Note Depositary Agreement dated as of the date of this Indenture between the Company and The Bank of New York.

            "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Securities.

            "DTC" means The Depository Trust Company or its successors.

            "EBITDA" for any period means the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation expense and (iv) amortization expense, in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income.

            "Euroclear Operator" means Morgan Guaranty Trust Company of New York (Brussels office), as operator of the Euroclear System.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exchange Offer" has the meaning ascribed to it in the Exchange and Registration Rights Agreement.

            "Exchange Offer Registration Statement" has the meaning ascribed to it in the Exchange and Registration Rights Agreement.

            "Exchange and Registration Rights Agreement" means the Exchange and Registration Rights Agreement dated January 27, 1998, by and between the Initial Purchasers and the Company, as such agreement may be amended, modified, or supplemented from time to time in accordance with the terms thereof.

            "Exchange Securities" means the 10% Senior Series A Notes due 2008 to be issued pursuant to this Indenture in connection with the offer to exchange Securities for the


                                  Exh. T3C-17

Initial Securities that may be made by the Company pursuant to the Exchange and Registration Rights Agreement.

            "Federal Republic of Germany Obligations" means securities that are direct and unconditional obligations of the Federal Republic of Germany or any of its states (Bundeslander), as defined in Section 1807 No. 2 of the German Civil Code (Burgerliches Gesetzbuch), as from time to time amended, and are not callable or redeemable at the option of the issuer thereof.

            "Global Security" means a security evidencing all or part of the Securities deposited with the Depositary in accordance with Section 2.01 and that is substantially in the form of Exhibit A (with respect to Initial Securities) or Exhibit B (with respect to Exchange Securities) attached hereto.

            "Governmental Authority" means any nation or government, any state or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

            "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

            "Holder" or "Securityholder" means (i) in the case of Global Securities, the bearer thereof which shall initially be the Depositary and (ii) in the case of Definitive Securities, the Person in whose name a Definitive Security is registered on the Registrar's books.

            "IAI" or "Institutional Accredited Investor" means an "accredited investor" within the meaning of Rule 501(a) (1), (2), (3) or (7) under the Securities Act that is an institutional investor.

            "IAI Global Security" has the meaning set forth in Section 2.01.

            "Incur" means to issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary.


                                  Exh. T3C-18

            "Indenture" means this Indenture as amended or supplemented from time to time.

            "Indebtedness" means, with respect to any Person on any date of determination (without duplication),

            (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

            (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

            (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto);

            (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

            (v) all Capitalized Lease Obligations and all Attributable Debt of such Person;

            (vi) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of the Company, the maximum liquidation preference (or, if greater, maximum mandatory redemption or repurchase price) with respect to any Preferred Stock (but excluding, in each case, any accrued dividends except to the extent such dividends increase such preference (or price));

            (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons;

            (viii) all Indebtedness of other Persons to the extent Guaranteed by such Person; and

            (ix) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

            The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

            "Initial Global Securities" means the Regulation S Global Security, the Rule 144A Global Security and the IAI Global Security.


                                  Exh. T3C-19

            "Initial Purchasers" means Chase Manhattan Bank AG, Chase Securities Inc. and Chase Manhattan International Limited.

            "Initial Securities" means the % Senior Notes due 2008, issued under this Indenture on or about the date hereof.

            "Interest Payment Date" means the stated maturity of an installment of interest on the Securities.

            "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

            "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.04, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to
(x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

            "Issue Date" means the date on which the Initial Securities are originally issued.

            "Leicester Plant" means the real property and related equipment owned by Texon UK Limited located in Leicester, England.

            "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

            "Maturity Date" means February 1, 2008.

            "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise), but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness


                                  Exh. T3C-20
or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under U.K. GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition,
(iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with U.K. GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition; and (v) any portion of the purchase price from an Asset Disposition placed in escrow (whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with such Asset Disposition); provided, however, that upon termination of such escrow, Net Available Cash shall be increased by any portion of funds therein released to the Company or any Restricted Subsidiary.

            "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the proceeds in cash or Cash Equivalents of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees or expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

            "Non-U.S. Persons" means Persons who are not U.S. Persons. "Officer" means the Chairman of the Board, the Chief Executive Officer, the Finance Director, any executive director or the Secretary of the Company.

            "Officers' Certificate" means a certificate signed by two Officers.

            "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. Unless otherwise required by the TIA, the counsel may be an employee of or counsel to the Company or the Trustee.

            "Permitted Holders" means Apax Ventures IV, Apax Ventures IV International Partners L.P., Apax European Buy-In Fund International Partners L.P., Apax European Buy-In Fund, Apax CR III or Chase Equity Associates L.P., any of their respective Affiliates, and any limited partnership, investment trust or investment fund which in each case is managed or advised by any of Apax Partners & Co. Strategic Investors Limited, Apax Partners & Co. Ventures Limited and Chase Capital Partners or any of their respective Affiliates; and any Person acting in the capacity of an underwriter in connection with a public or private offering of the Company's Capital Stock.

            "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) a Restricted Subsidiary or a Person that shall, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business; (ii) another Person if as a result of such


                                  Exh. T3C-21

Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business; (iii) Temporary Cash Investments; (iv) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary and not exceeding (Pounds)1.0 million in the aggregate outstanding at any one time; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (viii) a joint venture or other entity principally engaged in a Related Business, provided, however, that the aggregate amount of all such Investments under this clause (viii) shall not exceed (Pounds)2.0 million; and (ix) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to Section 4.06.

            "Permitted Liens" means, with respect to any Person, (a) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes, assessments, governmental charges or claims or import duties or for the payment of rent, government contracts, performance and return of money bonds and other obligations of a like nature in each case Incurred in the ordinary course of business; (b) Liens imposed by law, such as carriers', warehousemen's and landlords', suppliers', materialmen's, repairmen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review; (c) Liens for property taxes not yet due or payable or subject to penalties for non-payment and which are being contested in good faith and by appropriate proceedings; provided that any reserve or other appropriate provision required in accordance with U.K. GAAP shall have been made therefor; (d) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; (e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (f) Liens granted by the Company securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property; provided, however, that the Lien may not extend to any other property


                                  Exh. T3C-22
owned by the Company or any Restricted Subsidiary at the time the Lien is Incurred, and the Indebtedness secured by the Lien may not be Incurred more than 365 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien; (g) Liens existing on the Issue Date; (h) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary; (i) Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens may not extend to any other property owned by the Company or any Restricted Subsidiary; (j) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or a Wholly Owned Subsidiary; (k) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligations; (l) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (f), (g), (h) and (i); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (f), (g), (h), or
(i) at the time the original Lien became a Permitted Lien under this Indenture and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; (m) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(n) judgment and attachment Liens not giving rise to an Event of Default; (o) leases or subleases granted to others in the ordinary course of business; (p) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or its Restricted Subsidiaries in the ordinary course of business; (q) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (r) Liens granted by the Company on the stock of United Texon Limited securing Indebtedness of the Company under the Revolving Facility; (s) Liens granted by the Company securing Indebtedness of the Company permitted under clauses (b)(iii) and (viii) of Section 4.03, or securing Refinancing Indebtedness in respect thereof; (t) Liens securing Indebtedness (other than Preferred Stock) of a Restricted Subsidiary permitted under clause (a) or clauses (b)(i), (iv), (v), (vi), (vii), (viii) or (ix) of
Section 4.03; and (u) Liens securing aggregate Indebtedness outstanding from time to time not in excess of 10% of Consolidated Net Tangible Assets. "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or


                                  Exh. T3C-23
dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

            "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security that is due or overdue or is to become due at the relevant time.

            "Private Placement Legend" means the legend initially set forth on the Securities in the form set forth on Exhibit A.

            "Public Equity Offering" means an underwritten primary public offering of ordinary shares of the Company pursuant to (i) an effective registration statement under the Securities Act or (ii) a placement outside the United States involving the distribution of an offering circular to at least 100 bona fide prospective purchasers and listing of such ordinary shares on the Luxembourg Stock Exchange or other Recognized Stock Exchange (a "Qualified Placement").

            "Public Market" means any time after (i) a Public Equity Offering has been consummated and (ii) at least 15% of the total issued and outstanding ordinary shares of the Company has been distributed by means of an effective registration statement under the Securities Act or a Qualified Placement.

            "Purchase Agreement" means the agreement for the purchase of DM
245.0 million principal amount of senior Securities among the Company and the Initial Purchasers dated January 27, 1998.

            "Purchase Date" shall have the meaning set forth in Section 4.06(c).

            "Purchase Money Indebtedness" means Indebtedness (i) consisting of the deferred purchase price of property, conditional sale obligations, obligation under any title retention agreement and other purchase money obligations with respect to the acquisition of an asset in the ordinary course of business, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (ii) incurred to finance the acquisition by the Company or a Restricted Subsidiary of such asset, including additions and improvements; provided, however, that any Lien arising in connection with any such Indebtedness shall be limited to the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached; and provided further, that such Indebtedness is Incurred within 180 days after such acquisition by the Company or Restricted Subsidiary of such asset and does not exceed the lesser of the fair market value or the purchase price of such asset.

            "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

            "Recognized Stock Exchange" means a recognized stock exchange within the meaning of Section 841 of the U.K. Income and Corporation Taxes Act of 1988.

            "Redemption Date" when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture or paragraph 6 or 7 of the Securities.


                                  Exh. T3C-24

            "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances", and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of this Indenture or Incurred in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted in this Indenture) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced and (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced; provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Restricted Subsidiary that refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

            "Registered Exchange Offer" shall have the meaning set forth in the Exchange and Registration Rights Agreement.

            "Regulation S" means Regulation S under the Securities Act.

            "Regulation S Global Security" has the meaning set forth in Section 2.01.

            "Related Business" means any business related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries as conducted on the Issue Date.

            "Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

            "Restricted Period" means the period of 40 consecutive days beginning on and including the first day after the Issue Date.

            "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

            "Revolving Facility" means the Revolving Facility under the Credit Agreement (as defined therein).

            "Rule 144A" means Rule 144A under the Securities Act.

            "Rule 144A Global Security" has the meaning set forth in Section
2.01.

            "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person,


                                  Exh. T3C-25
other than leases between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

            "SEC" means the Securities and Exchange Commission.

            "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

            "Securities" means, collectively, the Initial Securities and, when and if issued as provided in the Exchange and Registration Rights Agreement, the Exchange Securities.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Senior Credit Documents" means the collective reference to the Credit Agreement and the Security Documents (each as defined in the Credit Agreement).

            "Senior Indebtedness" means all Indebtedness of the Company including principal of, premium (if any), accrued interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and other amounts owing with respect to such Indebtedness, whether outstanding on the Issue Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that the obligations constituting such Indebtedness are not superior in right of payment to the Securities; provided, however, that Senior Indebtedness shall not include (i) any obligation of the Company to any Subsidiary of the Company, (ii) any liability for taxes owed or owing by the Company, (iii) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (iv) any Indebtedness or obligation of the Company which is subordinate or junior in any respect to any other Indebtedness or obligation of the Company, including any Subordinated Obligations, (v) any obligations with respect to any Capital Stock, or (vi) any Indebtedness Incurred in violation of this Indenture.

            "Shelf Registration Statement" has the meaning ascribed to it in the Exchange and Registration Rights Agreement.

            "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

            "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).


                                  Exh. T3C-26

            "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Securities pursuant to a written agreement.

            "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person, or (iii) one or more Subsidiaries of such Person.

            "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United Kingdom or the United States of America or any agency thereof or obligations Guaranteed by the United Kingdom or the United States of America or any agency thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause
(ii) above, (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P"), and (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's Investors Service, Inc.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date of this Indenture.

            "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

            "Transactions" means the establishment of and initial drawings under the Revolving Facility, the Offering and the Acquisition (including the use of the proceeds of such financings and the payment of related fees and expenses).


                                  Exh. T3C-27

            "Transfer Restricted Security" has the meaning ascribed to it in the Exchange and Registration Rights Agreement.

            "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

            "Trust Officer" means any Vice President or any other officer or assistant officer of the Trustee assigned by the Trustee to the Corporate Trust Office to administer its corporate trust matters.

            "U.K. GAAP" means accounting principles generally accepted in the United Kingdom and approved by the Institute of Chartered Accountants of England and Wales or other applicable authority, as in effect as of the Issue Date. All ratios and comparisons contained in this Indenture shall be computed in conformity with U.K. GAAP.

            "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

            "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total consolidated assets of (Pounds)10,000 or less or (B) if such Subsidiary has consolidated assets greater than (Pounds)10,000, then such designation would be permitted under Section 4.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under Section 4.03(a) and
(y) no Default shall have occurred and be continuing. Any such designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

            "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

            "U.S. Persons" shall have the meaning given in Regulation S under the Securities Act.

            "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.


                                  Exh. T3C-28

            "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

            Section 1.02 Other Definitions.

                                                                      DEFINED IN
                                  TERM                                 SECTION
      -------------------------------------------------------------   ----------

      "Affiliate Transaction"......................................      4.07
      "Agent Members"..............................................      2.15
      "Applicable Procedures"......................................      2.06(a)
      "Bankruptcy Law".............................................      6.01
      "Company Order"..............................................      2.02
      "covenant defeasance option".................................      8.01(b)
      "Custodian"..................................................      6 .01
      "Default Interest Payment Date"..............................      2.11
      "Event of Default"...........................................      6.01
      "IAI Global Security"........................................      2.01
      "legal defeasance option"....................................      8.01(b)
      "Legal Holiday"..............................................      10.08
      "Offer"......................................................      4.06
      "Offer Amount"...............................................      4.06
      "Offer Period"...............................................      4.06
      "Paying Agent"...............................................      2.03
      "Permitted Indebtedness".....................................      4.03(b)
      "Purchase Date"..............................................      4.06
      "Registrar"..................................................      2.03
      "Regulation S Global Security"...............................      2.01
      "Regulation S Security"......................................      2.01
      "Restricted Payment".........................................      4.04
      "Rule 144A Global Security"..................................      2.01
      "Successor Company"..........................................      5.01
      "Taxes"......................................................      4.17
      "U.S. Global Security".......................................      2.01
      "U.S. Security"..............................................      2.01

            Section 1.03 Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

            "Commission" means the SEC.

            "indenture securities" means the Securities.

            "indenture security holder" means a Securityholder.

            "indenture to be qualified" means this Indenture.


                                  Exh. T3C-29

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

            Section 1.04 Rules of Construction. Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with U.K. GAAP;

            (3) "or" is not exclusive;

            (4) "including" means including without limitation;

            (5) words in the singular include the plural and words in the plural include the singular;

            (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

            (7) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with U.K. GAAP and accretion of principal on such security shall be deemed to be the Incurrence of Indebtedness; and

            (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.

                                   ARTICLE 2

                                 THE SECURITIES

            Section 2.01 Form and Dating. The Initial Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. Any Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its issuance and shall show the date of its authentication. The terms of the Securities set forth in Exhibits A and B are part of the terms of this Indenture.


                                  Exh. T3C-30

            The Initial Securities are being offered and sold by the Company pursuant to the Purchase Agreement.

            Initial Securities offered and sold to QIBs in reliance on Rule 144A as provided in the Purchase Agreement, shall be issued initially in the form of a single Global Security in global bearer form without interest coupons substantially in the form of Exhibit A hereto, with such applicable legends as are set forth in Exhibit A hereto, except as otherwise permitted herein (the "Rule 144A Global Security"). On the Issue Date a similar Global Security, (the "IAI Global Security" and, together with the Rule 144A Global Security, the "U.S. Global Securities") in global bearer form shall also be issued to accommodate transfers of Securities to IAIs. The U.S. Global Securities shall be deposited initially with the Depositary pursuant to the terms of the Depositary Agreement, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of each U.S. Global Security may from time to time be increased or decreased by adjustments made by annotation or endorsement thereon by the Trustee on behalf of the Company (or by the issue of a further U.S. Global Security of the same type), in connection with a corresponding decrease or increase in the aggregate principal amount of the other U.S. Global Security or the Regulation S Global Security or in consequence of the issue of Definitive Securities or additional U.S. Securities, as hereinafter provided. The U.S. Global Securities and all other Initial Securities evidencing the debt, or any portion of the debt, initially evidenced by such U.S. Global Securities, other than Securities transferred or exchanged upon certification as provided in Section 2.06(a)(i)(1), (2) or (6), shall collectively be referred to herein as the "U.S. Securities".

            Initial Securities offered and sold in reliance on Regulation S as provided in the Purchase Agreement, shall be issued initially in the form of a single Global Security in global bearer form without interest coupons substantially in the form of Exhibit A hereto, with such applicable legends as are set forth in Exhibit A hereto, except as otherwise permitted herein, which shall be deposited initially with the Depositary pursuant to the terms of the Depositary Agreement, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Such Global Security shall be referred to herein as the "Regulation S Global Security". The aggregate principal amount of the Regulation S Global Security may from time to time be increased or decreased by adjustments made by annotation or endorsement thereon by the Trustee on behalf of the Company (or by the issue of a further Regulation S Global Security), in connection with a corresponding decrease or increase in the aggregate principal amount of a U.S. Global Security or in consequence of the issue of Definitive Securities or additional Regulation S Securities, as hereinafter provided. The Regulation S Global Security and all other Initial Securities that are not U.S. Global Securities shall collectively be referred to herein as the "Regulation S Securities".

            Section 2.02 Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature.

            If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

            A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.


                                  Exh. T3C-31

            The Trustee shall authenticate and deliver (1) Initial Securities for original issue in an aggregate principal amount of DM 245,000,000, and (2) Exchange Securities for issue only in a Registered Exchange Offer, pursuant to the Exchange and Registration Rights Agreement for a like principal amount of Initial Securities exchanged pursuant thereto, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company (a "Company Order"). Such Company Order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated, whether the Securities are to be Initial Securities or Exchange Securities, whether the Securities are to be Definitive Securities or Global Securities and whether or not the Securities shall bear the Private Placement Legend, or such other information as the Trustee may reasonably request. The aggregate principal amount of Securities outstanding at any time may not exceed DM 245,000,000 except as provided in Section 2.07. Upon receipt of a Company Order, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company.

            The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

            The Securities shall be issuable only in denominations of DM1,000 and any integral multiple thereof. The Global Securities shall be in bearer form without coupons and the Definitive Securities shall be in registered form.

            Section 2.03 Registrar and Paying Agent. The Company shall maintain an office or agency outside of the United Kingdom, where (a) Global Securities may be presented or surrendered for transfer or for exchange of beneficial interests therein in accordance with Section 2.06, (b) Global Securities may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands in respect of such Global Securities and this Indenture may be served. In the event that Definitive Securities are issued, (x) Definitive Securities may be presented or surrendered for registration of transfer or for exchange,
(y) Definitive Securities may be presented or surrendered for payment and (z) notices and demands in respect of the Definitive Securities and this Indenture may be served at an office of the registrar (the "Registrar") or the Paying Agent, as applicable, maintained by the Company in the Borough of Manhattan, The City of New York. The Registrar shall keep a register of the Definitive Securities and of their transfer and exchange. The Company, upon notice to the Trustee, may have one or more co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee. The term "Registrar" includes any co-Registrar and the term "Paying Agent" includes any additional Paying Agent. The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed. The Company may change any Registrar or Paying Agent without notice to any Holder. The Company may act as Registrar or Paying Agent. In all circumstances, the Company shall ensure that (i) at least one Paying Agent shall be located outside the United Kingdom, (ii) at least one Paying Agent shall be, if and so long as the Securities are listed on the Luxembourg Stock Exchange, located in Luxembourg or such other place as the Luxembourg Stock Exchange may


                                  Exh. T3C-32
approve and (iii) if and so long as the Securities are listed on any other securities exchange, any applicable requirements of such exchange as to Paying Agents are satisfied.

            Section 2.04 Paying Agent To Hold Money in Trust; Conversion of Applicable Currency. (a) Prior to each due date of the principal, interest and Additional Amounts, if any, on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal, interest and Additional Amounts, if any, when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest or Additional Amounts, if any, on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

            (b) The Paying Agent may act as a foreign exchange agent for purposes of converting Deutsche Marks to U.S. dollars pursuant to paragraph 3 of the Securities and, when acting as a foreign exchange agent, the Paying Agent may derive profits from such activities in addition to the fees earned by it for its services as Paying Agent and, if applicable, Trustee and Registrar. Each such conversion shall be made on such terms, conditions, and charges not inconsistent with the terms of the Securities as the Paying Agent may from time to time establish in accordance with its regular foreign exchange practices, and subject to applicable U.S. law and regulations.

            Section 2.05 Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders of Definitive Securities. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders of Definitive Securities.

            Section 2.06 Transfer and Exchange. (a) Provisions Applicable Solely to Initial Securities. The following procedures and restrictions shall not apply with respect to Initial Securities transferred or exchanged for the account of a Person who is not an Affiliate of the Company at the time of the transfer or exchange and has not been an Affiliate during the preceding three months, provided that a period of at least two years has elapsed since the later of the date the Initial Securities were acquired from the Company or from an Affiliate of the Company.

            (i) Notwithstanding any other provisions of this Indenture or the Securities, transfers of interests in an Initial Global Security of the kinds described in clauses (1) through (5) below and exchanges of interests in Initial Global Securities or of other Initial Securities as described in clauses (6) through (9) below, shall be made only in


                                  Exh. T3C-33
      accordance with this Section 2.06(a), and all transfers of an interest in the Regulation S Global Security shall comply with clause (10) below.

            (1) Transfers of U.S. Global Security to Regulation S Global Security During the Restricted Period. If the holder of a beneficial interest in a U.S. Global Security wishes at any time during the Restricted Period to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Security, such transfer may be effected, subject to the rules and procedures of DTC, the Euroclear Operator and Cedel, to the extent applicable (the "Applicable Procedures"), only in accordance with the provisions of this Section 2.06(a)(i)(1). Upon receipt by the Depositary of a certificate in substantially the form set forth in Exhibit C given by the transferor, the Depositary shall present the Initial Global Securities to the Trustee to reduce the principal amount of the appropriate U.S. Global Security and to increase the principal amount of the Regulation S Global Security, by the principal amount of the beneficial interest in such U.S. Global Security to be so transferred, by annotation thereon.

            (2) Transfers of U.S. Global Security to Regulation S Global Security After the Expiration of the Restricted Period. If the holder of a beneficial interest in a U.S. Global Security wishes at any time after the expiration of the Restricted Period to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Security, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Section 2.06(a)(i)(2). Upon receipt by the Depositary of a certificate in substantially the form set forth in Exhibit D given by the transferor, the Depositary shall present the Initial Global Securities to the Trustee to reduce the principal amount of the appropriate U.S. Global Security, and to increase the principal amount of the Regulation S Global Security, by the principal amount of the beneficial interest in such U.S. Global Security to be so transferred, by annotation thereon.

            (3) Transfers of Regulation S Global Security to U.S. Global Security During the Restricted Period. If the holder of a beneficial interest in the Regulation S Global Security wishes at any time during the Restricted Period to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in a U.S. Global Security, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this
Section 2.06(a)(i)(3). Upon receipt by the Depositary with respect to a transfer of a beneficial interest in the Regulation S Global Security during the Restricted Period (but not after the expiration of the Restricted Period) of a certificate in substantially the form set forth in Exhibit E given by the transferor (and, in the case of a transfer to the IAI Global Security, a signed letter from the transferee in substantially the form set forth in Annex A thereto), the Depositary shall present the Initial Global Securities to the Trustee to reduce the principal amount of the Regulation S Global Security, and to increase the principal amount of the appropriate U.S. Global Security, by the principal amount of the beneficial interest in the Regulation S Global Security to be so transferred, by annotation thereon.

            (4) Transfers of IAI Global Security to Rule 144A Global Security. If the holder of a beneficial interest in the IAI Global Security (whether during the Restricted Period or after the expiration of the Restricted Period) wishes to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Global Security, such transfer may be effected, subject to the Applicable Procedures, only in accordance


                                  Exh. T3C-34
with this Section 2.06(a)(i)(4). Upon receipt by the Depositary of a certificate in substantially the form set forth in Exhibit F given by the transferor, the Depositary shall present the Initial Global Securities to the Trustee to reduce the principal amount of the IAI Global Security from which such transfer is to be made, and to increase the principal amount of the Rule 144A Global Security, by the principal amount of the beneficial interest in the IAI Global Security to be so transferred, by annotation thereon.

            (5) Transfers of Rule 144A Global Security to IAI Global Security. If the holder of a beneficial interest in the Rule 144A Global Security (whether during the Restricted Period or after the expiration of the Restricted Period) wishes to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the IAI Global Security, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Section 2.06(a)(i)(5). Upon receipt by the Depositary of a certificate in substantially the form set forth in Exhibit G given by the transferor and a signed letter from the transferee substantially in the form set forth in Annex A thereto, the Depositary shall present the Initial Global Securities to the Trustee to reduce the principal amount of the Rule 144A Global Security from which such transfer is to be made, and to increase the principal amount of the IAI Global Security, by the principal amount of the beneficial interest in the Rule 144A Global Security to be so transferred, by annotation thereon.

            (6) Exchanges of U.S. Global Security for Regulation S Global Security. If the holder of a beneficial interest in a U.S. Global Security wishes at any time to exchange such interest for a beneficial interest in the Regulation S Global Security, such exchange may be effected, subject to the Applicable Procedures, only in accordance with the provisions of this Section 2.06(a)(i)(6). Upon receipt by the Depositary of a certificate in substantially the form set forth in Exhibit H, given by the holder of the beneficial interest, the Depositary shall present the Initial Global Securities to the Trustee to reduce the principal amount of such U.S. Global Security, and to increase the principal amount of the Regulation S Global Security, by the principal amount of the beneficial interest in such U.S. Global Security to be so exchanged, by annotation thereon.

            (7) Exchanges of Regulation S Global Security for U.S. Global Security. If the holder of a beneficial interest in the Regulation S Global Security wishes at any time to exchange such interest for a beneficial interest in a U.S. Global Security, such exchange may be effected, subject to the Applicable Procedures, only in accordance with the provisions of this Section 2.06(a)(i)(7). Upon receipt by the Depositary of a certificate in substantially the form set forth in Exhibit I, given by the holder of the beneficial interest, the Depositary shall present the Initial Global Securities to the Trustee to reduce the principal amount of the Regulation S Global Security, and to increase the principal amount of such U.S. Global Security, by the principal amount of the beneficial interest in the Regulation S Global Security to be so exchanged, by annotation thereon.

            (8) Exchanges of U.S. Global Security for another U.S. Global Security. If the holder of a beneficial interest in a U.S. Global Security wishes at any time to exchange such interest for a beneficial interest in the other U.S. Global Security, such exchange may be effected, subject to the Applicable Procedures, only in accordance with the provisions of this Section 2.06(a)(i)(8). Upon receipt by the Depositary of a certificate in substantially the form set forth in Exhibit J given by the holder of the beneficial interest (and including, in the case of an


                                  Exh. T3C-35
exchange into the IAI Global Security, a signed letter substantially in the form set forth in Annex A thereto), the Depositary shall present the Initial Global Securities to the Trustee to reduce the principal amount of the U.S. Global Security to be exchanged, and to increase the principal amount of the other U.S. Global Security, by the principal amount of the beneficial interest in the U.S. Global Security to be so exchanged, by annotation thereon.

            (9) Other Exchanges. In the event that an Initial Global Security or any portion thereof is exchanged for Initial Securities in definitive form pursuant to Section 2.06(d) hereof, such Definitive Securities may in turn be exchanged (on transfer or otherwise) for other Definitive Securities and only in accordance with such procedures, which shall be substantially consistent with the provisions of clauses (1) through (8) above and (10) below) (including the certification requirements intended to ensure that transfers and exchanges of beneficial interests in an Initial Security comply with U.S. securities laws and any Applicable Procedure, as may from time to time be adopted by the Company and the Registrar.

            (10) Interests in Regulation S Global Security to be Held Through the Euroclear Operator or Cedel. Until the expiration of the Restricted Period, interests in the Regulation S Global Security may be held only through the Euroclear Operator and Cedel; provided, however, that this clause (10) shall not prohibit any transfer in accordance with Section 2.06(a)(i)(3).

            (ii) Each Initial Security issued hereunder shall, upon issuance, bear the applicable legend set forth on the form of the Security attached hereto as Exhibit A and such legend shall not be removed from such Initial Security except as provided in the next sentence. The legend required for an Initial Security may be removed from an Initial Security if there is delivered to the Company such satisfactory evidence, which may include an opinion of independent counsel licensed to practice law in the State of New York, as may be reasonably required by the Company, that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Security shall not violate the registration requirements of the Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the written direction of the Company, shall authenticate and deliver in exchange for such Security another Security or Securities having an equal aggregate principal amount that does not bear such legend. If such a legend required for an Initial Security has been removed from an Initial Security as provided above, no other Security issued in exchange for all or any part of such Security shall bear such legend, unless the Company has reasonable cause to believe that such other Security is a "restricted security" within the meaning of Rule 144 and instructs the Trustee to cause a legend to appear thereon.

            (b) Any Initial Securities which are presented to the Trustee for exchange pursuant to the Exchange Offer shall be exchanged for Exchange Securities of equal principal amount upon surrender to the Trustee of the Initial Securities to be exchanged; provided, however, that the Initial Securities so surrendered for exchange shall be duly endorsed and accompanied by a letter of transmittal or, in the case of Definitive Securities, written instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar duly executed by the Holder thereof or his attorney who shall be duly authorized in writing to execute such document. Whenever any Initial Securities are so surrendered for exchange, the Company shall


                                  Exh. T3C-36
execute, and the Trustee shall authenticate and deliver to the Holder the same aggregate principal amount of Exchange Securities as those Initial Securities that have been surrendered.

            (c) Transfer of a Global Security shall be by delivery. Each Global Security authenticated under this Indenture shall be in bearer form and delivered to the Depositary or a nominee or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

            (d) All Global Securities shall be exchanged by the Company (with authentication by the Trustee) for one or more Definitive Securities, if (a) DTC
(i) has notified the Company that it is unwilling or unable to continue as, or ceases to be, a clearing agency registered under the Exchange Act and (ii) a successor to DTC registered as a clearing agency under the Exchange Act is not able to be appointed by the Company within 90 days of such notification or (b) the Depositary is at any time unwilling or unable to continue as Depositary and a successor Depositary is not able to be appointed by the Company within 90 days. If an Event of Default occurs and is continuing, the Company shall, at the request of the Holder thereof, exchange all or part of a Global Security for one or more Definitive Securities (with authentication by the Trustee); provided, however, that the principal amount at maturity of such Definitive Securities and such Global Security after such exchange shall be DM1,000 or integral multiples thereof. Whenever all of a Global Security is exchanged for one or more Definitive Securities, it shall be surrendered by the Holder thereof to the Trustee for cancelation. Whenever a part of a Global Security is exchanged for one or more Definitive Securities the Global Security shall be surrendered by the Holder thereof to the Trustee who shall cause an adjustment to be made to Schedule A of such Global Security such that the principal amount of such Global Security shall be equal to the portion of such Global Security not exchanged and shall thereafter return such Global Security to such Holder. All Definitive Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary shall instruct the Trustee based on the instructions of DTC. Every Security authenticated and delivered in exchange for or in lieu of a Global Security, or any portion thereof, pursuant to Section 2.06(a), 2.06(b), 2.07, 2.09 or 3.06 hereof or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for a Definitive Security other than as provided in this Section 2.06(d).

            (e) Definitive Securities shall be transferable only upon the surrender of a Definitive Security for registration of transfer. When a Definitive Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements for such transfers are met. When a Definitive Security is presented to the Registrar or co-registrar with a request to transfer in part, the transferor shall be entitled to receive without charge a Definitive Security representing the balance of such Definitive Security not transferred. When Definitive Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal aggregate principal amount of Definitive Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Securities at the Registrar's or co-registrar's request.


                                  Exh. T3C-37

            (f) The Company shall not be required to make, and the Registrar need not register transfers or exchanges of, Definitive Securities selected for redemption (except, in the case of Definitive Securities to be redeemed in part, the portion thereof not to be redeemed) or any Definitive Securities for a period of 15 days before a selection of Definitive Securities to be redeemed.

            (g) Prior to the due presentation for registration of transfer of any Definitive Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Definitive Security is registered as the absolute owner of such Definitive Security for the purpose of receiving payment of principal, interest or Additional Amounts, if any, on such Definitive Security and for all other purposes whatsoever, whether or not such Definitive Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

            (h) The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.06 (other than in respect of the Registered Exchange Offer, except as otherwise provided in the Exchange and Registration Rights Agreement).

            (i) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

            (j) Holders of Initial Securities (or holders of interests therein) and prospective purchasers designated by such Holders (or holders of interests therein) shall have the right to obtain from the Company upon request by such Holders (or holders of interests therein) or prospective purchasers, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act or exempt from reporting pursuant to 12g3-2(b) under the Exchange Act, the information required by paragraph d(4)(i) of Rule 144A in connection with any transfer or proposed transfer of such Securities.

            Section 2.07 Replacement Securities. If a mutilated Definitive Security is surrendered to the Registrar, if a mutilated Global Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security in such form as the Security being replaced if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (i) notifies the Company or the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Registrar, in the case of Definitive Securities, does not register a transfer prior to receiving such notification, (ii) so requests the Company or the Trustee prior to the Security being acquired by a bona fide purchaser and (iii) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

            Every replacement Security is an additional obligation of the Company.


                                  Exh. T3C-38

            Section 2.08 Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not outstanding. Subject to Section 10.06, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

            If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

            If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal, interest and Additional Amounts, if any, payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest and Additional Amounts, if any, on them cease to accrue.

            Section 2.09 Temporary Securities. Until permanent Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Definitive Securities upon receipt of a Company Order in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Definitive Securities to be authenticated and the date on which the temporary Definitive Securities are to be authenticated. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a Company Order pursuant to Section 2.02 permanent Definitive Securities and deliver them in exchange for temporary Definitive Securities.

            Section 2.10 Cancelation. The Company at any time may deliver Securities to the Trustee for cancelation. The Registrar and the Paying Agent shall cancel and forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee, at the written direction of the Company, shall destroy any canceled securities and deliver a certificate of such destruction to the Company, unless the Company directs the Trustee in writing to deliver canceled Securities to the Company. Subject to
Section 2.07, the Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancelation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancelation pursuant to this Section 2.10.

            Section 2.11 Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) to, in the case Definitive Securities, the Persons who are Securityholders on a subsequent special record date and, in the case of a Global Security, to the Holder thereof (but only in respect of the principal amount of such Global Security on such


                                  Exh. T3C-39

date), which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest. The Company shall notify the Trustee and Paying Agent in writing of the amount of defaulted interest proposed to be paid on each Security and the date of the proposed payment (a "Default Interest Payment Date"), and at the same time the Company shall deposit with the Trustee or Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee or Paying Agent for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as in this Section 2.11; provided, however, that in no event shall the Company deposit monies proposed to be paid in respect of defaulted interest later than 10:00 a.m. New York City time on the proposed Default Interest Payment Date. At least 15 days before the subsequent special record date, the Company shall publish in a leading newspaper having a general circulation in New York (which is expected to be the Wall Street Journal) (and so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange shall so require, a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort)) or, in the case of Definitive Securities, mail by first-class mail to each Holder's registered address, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid. Such notice shall also be given in accordance with the applicable requirements of any other securities exchange on which the Securities are listed.

            Section 2.12 CUSIP and CINS Numbers. The Company in issuing the Securities may use a "CUSIP" or "CINS" number (if then generally in use) and, if so, the Trustee shall use the "CUSIP" or "CINS" number in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP or CINS number.

            Section 2.13 Deposit of Moneys. In the case of the Regulation S Global Security (except as set forth below) and any Definitive Securities, prior to 10:00 a.m. London time on the second Business Day preceding each Interest Payment Date or the Maturity Date and on the Business Day immediately following any acceleration of the Notes pursuant to Section 6.02, the Company shall deposit with the Paying Agent in immediately available funds money in such coin or currency of the Federal Republic of Germany as at the time of payment shall be legal tender for payment of public and private debts, sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date or Business Day, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date or Business Day, as the case may be.

            In the case of the Rule 144A Global Security and the IAI Global Security, in the event any Holder elects to receive payment in Deutsche Marks pursuant to paragraph 3 of the Notes, then prior to 10:00 a.m. London time on the second Business Day preceding each Interest Payment Date or the Maturity Date and on the Business Day immediately following any


                                  Exh. T3C-40
acceleration of the Notes pursuant to Section 6.02, the Company shall deposit with the Paying Agent in immediately available funds money in such coin or currency of the Federal Republic of Germany as at the time of payment shall be legal tender for payment of public and private debts, sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date or Business Day, as the case may be, in a timely manner which permits the Paying Agent to remit payment to such Holders on such Interest Payment Date, Maturity Date or Business Day, as the case may be. In the event the Holders do not elect to receive payment in Deutsche Marks pursuant to paragraph 3 of the Notes (and, in the case of the Regulation S Global Security, in the event the Holders do not provide the DTC with payment instructions for receipt of payments in Deutsche Marks), then prior to 10:00 a.m. London time on the third Business Day preceding each Interest Payment Date or the Maturity Date and on the Business Day immediately following any acceleration of the Notes pursuant to Section 6.02, the Company shall deposit with the Paying Agent in immediately available funds money in such coin or currency of the Federal Republic of Germany as at the time of payment shall be legal tender for payment of public and private debts, sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date or Business Day, as the case may be, in a timely manner which permits the Paying Agent to remit payment to such Holders on such Interest Payment Date, Maturity Date or Business Day, as the case may be.

            Payments with respect to the Rule 144A Global Security and the IAI Global Security shall be converted by the Paying Agent into U.S. dollars prior to payment, except to the extent DTC notifies the Paying Agent that a holder of a beneficial interest in the Rule 144A Global Security or the IAI Global Security has elected to receive payment in Deutsche Marks in accordance with governing DTC procedures.

            Section 2.14 Certain Matters Relating to Global Securities.

            (a) Owners of beneficial interests in any Global Security shall have no rights under this Indenture with respect to such Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever, except as otherwise provided herein. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

            (b) The Holder of any Global Security may grant proxies and otherwise authorize any person to take any action which a Holder is entitled to take under this Indenture or the Securities.

            (c) Substitution of Currency. If the Federal Republic of Germany adopts the Euro, the regulations of the European Commission relating to the euro shall apply to the Securities and the Indenture. The circumstances and consequences described in this Section 2.15 entitle neither the Company nor any Holder to early redemption, rescission, notice, repudiation, adjustment or renegotiation of the terms and conditions of the Securities or the Indenture or to


                                  Exh. T3C-41
raise other defenses or to request any compensation claim, nor shall they affect any of the other obligations of the Company under the Securities and this Indenture.

                                   ARTICLE 3

                                   REDEMPTION

            Section 3.01 Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 6 or 7 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption shall occur.

            The Company shall give each notice to the Trustee provided for in this Section at least 45 days before the redemption date and at least 15 days prior to the giving of the notice contemplated by Section 3.03 unless the Trustee consents to a shorter period. Such notice to the Trustee shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption shall comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee. Any such notice may be canceled at any time prior to notice of such redemption being published or mailed to any Holder and shall thereby be void and of no effect.

            Section 3.02 Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the principal securities exchange, if any, on which such Securities are listed or, if such Securities are not so listed or such exchange prescribes no method of selection, on a pro rata basis by lot or by such other method that the Trustee in its sole discretion shall deem to be fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances (and in such manner as complies with applicable legal and exchange requirements). The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than DM1,000 in original principal amount. Securities and portions of them the Trustee selects shall be in amounts of DM1,000 or a whole multiple of DM1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

            Section 3.03 Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall publish in a leading newspaper having a general circulation in New York (which is expected to be the Wall Street Journal), or, in the case of Definitive Securities, mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to the registered address of each Holder whose Securities are to be redeemed.


                                  Exh. T3C-42

            The notice shall identify the Securities to be redeemed and shall state:

            (1) the redemption date;

            (2) the redemption price and the amount of accrued and unpaid interest, if any, and Additional Amounts, if any, to be paid;

            (3) the name and address of the Paying Agent;

            (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued and unpaid interest, if any, and Additional Amounts, if any;

            (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities (or portion thereof) to be redeemed;

            (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest and Additional Amounts, if any, on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

            (7) (i) if any Global Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, interest and Additional Amounts, if any, shall cease to accrue on the portion called for redemption, and upon surrender of such Global Security, the Global Security with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unredeemed portion, shall be returned and (ii) if any Definitive Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed, and that, after the redemption date, upon surrender of such Definitive Security, a new Definitive Security or Securities in aggregate principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof, upon cancelation of the original Security;

            (8) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed;

            (9) the CUSIP or CINS number, if any, printed on the Securities being redeemed; and

            (10) that no representation is made as to the correctness or accuracy of the CUSIP or CINS number, if any, listed in such notice or printed on the Securities.

            If at the time a notice of redemption is being made to Holders of Securities pursuant to this Section 3.04, Securities are listed on the Luxembourg Stock Exchange, and so long as the rules of the Luxembourg Stock Exchange so require, the Company shall also cause a notice of redemption to be published in a leading daily newspaper of general circulation in Luxembourg (which is expected to be the Luxemburger Wort), at least 30 days but not more than 60 days before the Redemption Date. Notice of redemption shall also be given in accordance


                                  Exh. T3C-43
with any applicable requirements of any other securities exchange on which the Securities are listed.

            At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

            Section 3.04 Effect of Notice of Redemption. Once notice of redemption is given in accordance with Section 3.03, Securities called for redemption become due and payable on the redemption date and at the redemption price plus accrued and unpaid interest and Additional Amounts, if any, stated in the notice. Upon surrender to the Trustee or Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest and Additional Amounts, if any, to the redemption date; provided that in the case of Definitive Securities if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Securityholder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

            Section 3.05 Deposit of Redemption Price. In the case of the Regulation S Global Security (except as set forth below) or any Definitive Securities, prior to 10:00 a.m. London time on the second Business Day preceding any redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) in immediately available funds money in such coin or currency of the Federal Republic of Germany as at the time of payment shall be legal tender for payment of public and private debts, sufficient to pay the redemption price of and accrued and unpaid interest and Additional Amounts, if any, on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Company to the Trustee for cancelation.

            In the case of the Rule 144A Global Security and the IAI Global Security, in the event any Holder elects to receive payment in Deutsche Marks pursuant to paragraph 3 of the Notes, then prior to 10:00 a.m. London time on the second Business Day preceding any redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) in immediately available funds money in such coin or currency of the Federal Republic of Germany as at the time of payment shall be legal tender for payment of public and private debts, sufficient to pay the redemption price of and accrued and unpaid interest and Additional Amounts, if any, on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Company to the Trustee for cancelation. In the event the Holders do not elect to receive payment in Deutsche Marks pursuant to paragraph 3 of the Notes (and, in the case of the Regulation S Global Security, in the event the Holders do not provide the DTC with payment instructions for receipt of payments in Deutsche Marks), then prior to 10:00 a.m. London time on the third Business Day preceding any redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) in immediately available funds money in such coin or currency of the Federal Republic of Germany as at the time of payment shall be legal tender for payment of public and private debts, sufficient to pay the redemption price of and accrued and unpaid


                                  Exh. T3C-44
interest and Additional Amounts, if any, on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Company to the Trustee for cancelation.

            If any Security surrendered for redemption in the manner provided in the Securities shall not be so paid on the redemption date due to the failure of the Company to deposit sufficient funds with the Paying Agent, the principal amount at maturity thereof, premium, if any, accrued and unpaid interest and Additional Amounts, if any, thereon shall, until paid, bear interest as provided in Section 4.01 with respect to any payment default.

            Section 3.06 Securities Redeemed in Part. Upon surrender of a Definitive Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder (at the Company's expense) a new Definitive Security equal in principal amount to the unredeemed portion of the Definitive Security surrendered. Upon surrender of a Global Security that is redeemed in part, the Paying Agent shall forward such Global Security to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Security to an amount equal to the unredeemed portion of the Global Security surrendered.

                                   ARTICLE 4

                                    COVENANTS

            Section 4.01 Payment of Securities. The Company shall promptly pay the principal of and interest and Additional Amounts, if any, on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal, interest and Additional Amounts shall be considered paid on the date due if at 10:00 a.m. London time on such date the Trustee or the Paying Agent holds in accordance with this Indenture money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, interest and Additional Amounts then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture. The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

            Section 4.02 Maintenance of Office or Agency; Reports to Holders.
(a) The Company shall maintain the office or agency (which office may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-Registrar) required under Section 2.03 where Securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.02. The Company hereby initially designates the office of the Trustee, located at 101 Barclay Street, New York, NY 10286, as its office or agency outside the United Kingdom as required under Section 2.03 hereof.


                                  Exh. T3C-45

            (b) Whether or not required by the rules and regulations of the Commission, the Company shall furnish to the holders of the Securities (i) all annual and quarterly financial information that would be required to be contained in a filing with the Commission on Forms 20-F and 10-Q (or any successor forms) if the Company were required to file such Forms (except that quarterly financial information need not contain any reconciliation to U.S. generally accepted accounting principles), including a "Management's Discussion and Analysis of Financial Conditions and Results of Operations" and, with respect to the annual financial information, a report thereon by the Company's certified independent accounts and (ii) all information that would be required to be contained in current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports; provided, however, that (x) such quarterly financial information may be prepared in accordance with generally accepted accounting principles in the United Kingdom, shall be furnished within 60 days following the end of each fiscal quarter of the Company and may be provided in a report on Form 6-K, (y) such annual financial information shall be furnished within 120 days following the end of the fiscal year of the Company and (z) such information that would be required to be contained in a report on Form 8-K may be provided in a report on Form 6-K. In addition, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing). In addition, the Company shall furnish to the Holders of the Securities and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Securities are not freely transferable under the Act by Persons not "affiliates" under the Securities Act. The Company shall also comply with the provisions of TIA Section 314(a).

            Section 4.03 Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Company or a Restricted Subsidiary may Incur Indebtedness if on the date thereof the Consolidated Coverage Ratio would be greater than 2.0:1. Notwithstanding the foregoing, the Company shall not permit any Restricted Subsidiary to issue, to any party other than the Company or a Wholly Owned Subsidiary of the Company, (i) any Preferred Stock or (ii) any Indebtedness that by its terms is subordinated or junior in right of payment to any other Indebtedness of such Restricted Subsidiary.

            (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness (hereafter "Permitted Indebtedness"):

            (i) Indebtedness (x) of the Company under the Revolving Facility (as the same may be amended from time to time without increasing the committed amount available or outstanding, except as otherwise permitted by this Section) and (y) of the Company and Restricted Subsidiaries under other credit agreements in an aggregate principal amount at any time outstanding for both (x) and (y) not to exceed the greater of (A) (Pounds)15.0 million, less any repayments and commitment reductions made pursuant to clause (a)(iii)(A) of Section 4.06, and (B) the Borrowing Base at the time such Indebtedness is Incurred;


                                  Exh. T3C-46

            (ii) Indebtedness of the Company owing to and held by any Wholly Owned Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

            (iii) Indebtedness represented by the Securities; (iv) any Indebtedness (other than the Indebtedness described in clauses (i) through (iii) above) outstanding on the Issue Date; (v) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in clause
      (i), (iii), or (iv) or paragraph (a) above;

            (iv) (A) Indebtedness or Preferred Stock of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness or Preferred Stock Incurred in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary or was otherwise acquired by the Company); provided, however, that at the time such Restricted Subsidiary is acquired

            (v) by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to paragraph (a) after giving effect to such acquisition (including the Incurrence of such Indebtedness or Preferred Stock pursuant to this clause (vi)) and (B) Refinancing Indebtedness Incurred by a Restricted Subsidiary in respect of Indebtedness Incurred by such Restricted Subsidiary pursuant to this clause (vi);

            (vi) Indebtedness (A) in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided by the Company and its Restricted Subsidiaries in the ordinary course of their business and which do not secure other Indebtedness, and (B) of the Company or any Restricted Subsidiary under Currency Agreements and Interest Rate Agreements, in each case entered into for bona fide hedging purposes of the Company or such Restricted Subsidiary in the ordinary course of business and not for purposes of speculation; provided, however, that, in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements do not increase the Indebtedness of the Company or any Restricted Subsidiary outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder;

            (vii) Purchase Money Indebtedness and Capitalized Lease Obligations in an aggregate principal amount on the date of Incurrence which, when added to all other Purchase Money Indebtedness and Capitalized Lease Obligations Incurred pursuant to this clause (viii) and then outstanding, shall not exceed (Pounds)5.0 million;

            (viii) Indebtedness (other than Indebtedness permitted to be Incurred pursuant to paragraph (a) or any other clause of this paragraph
      (b)) in an aggregate principal amount


                                  Exh. T3C-47
      on the date of Incurrence which, when added to all other Indebtedness Incurred pursuant to this clause (ix) and then outstanding, shall not exceed (Pounds)12.0 million;

            (ix) Indebtedness represented by a grant or advance made available by a federal, state or governmental agency or department or other like body which is repayable only upon the Company or a Restricted Subsidiary (as the case may be) failing to satisfy one or more conditions set out in the terms of such grant or advance, provided there has been no such failure to satisfy any of such conditions, not to exceed (Pounds)1.0 million outstanding from time to time;

            (x) Indebtedness arising from indemnification agreements or purchase price adjustments in the ordinary course of business; or (xii) Indebtedness owed in respect of compensation claims or other employee insurance arrangements in the ordinary course of business. (c) Notwithstanding the foregoing, the Company may not Incur any Indebtedness pursuant to paragraph (b) above if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Securities to at least the same extent as such Subordinated Obligations.

            (xi) Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may Incur pursuant to this Section shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this Section 4.03, (i) Indebtedness Incurred pursuant to the Credit Agreement prior to or on the date of the Indenture shall be treated as Incurred pursuant to clause (i) of paragraph (b) above, (ii) Indebtedness permitted by this Section 4.03 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section permitting such Indebtedness and (iii) in the event that Indebtedness or any portion thereof meets the criteria of more than one of the types of Indebtedness described in this Section, the Company, in its sole discretion, shall classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses.

            Section 4.04 Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to:

            (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) except (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and (B)

            (ii) dividends or distributions payable to the Company or another Restricted Subsidiary (and, if such Restricted Subsidiary is not wholly owned and such dividend or distribution is being paid on Voting Stock other than Preferred Stock, to its other shareholders on a pro rata basis);


                                  Exh. T3C-48

            (iii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by any Person or any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary);

            (iv) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment described in clauses (i) through (iv) hereof being herein referred to as a "Restricted Payment") if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

            (1) a Default shall have occurred and be continuing (or would result therefrom);

            (2) the Company could not Incur at least $1.00 of additional Indebtedness under paragraph (a) of Section 4.03; or

            (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to the Issue Date would exceed the sum of:

                  (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from January 1, 1998, to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment, (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

                  (B) the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries;

                  (C) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary) subsequent to the Issue Date of any Indebtedness of the Company or its Restricted Subsidiaries issued after the Issue Date that is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or other property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); and


                                  Exh. T3C-49

                  (D) the amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (i) payments of dividends, repayments of the principal of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments.

            (b) The provisions of the foregoing paragraph (a) shall not prohibit:

            (i) any purchase or redemption of Capital Stock of the Company or Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries; provided, however, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from clause (3)(B) of paragraph (a) above;

            (ii) any purchase or redemption of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred pursuant to paragraph (b) of Section 4.03; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

            (iii) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted by Section 4.06; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

            (iv) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with Section 4.04(a); provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments; or

            (v) the repurchase of shares of, or options to purchase shares of, common stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such repurchases shall not exceed (Pounds)1.0


                                  Exh. T3C-50
      million in any calendar year; provided further, however, that such repurchases shall be excluded in the calculation of the amount of Restricted Payments.

            Section 4.05 Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness owed to the Company or any Restricted Subsidiary, (ii) make any loans or advances to the Company or any Restricted Subsidiary or (iii) transfer any of its property or assets to the Company or any Restricted Subsidiary, except:

            (1) any encumbrance or restriction arising under applicable law;

            (2) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date;

            (3) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company) and outstanding on such date;

            (4) any encumbrance or restriction pursuant to an agreement constituting Refinancing Indebtedness of Indebtedness Incurred pursuant to an agreement referred to in clause (1) or (2) of this Section or this clause (3) or contained in any amendment to an agreement referred to in clause (1) or (2) of this Section or this clause (3); provided, however, that the encumbrances and restrictions contained in any such refinancing agreement or amendment are no less favorable to the Securityholders than encumbrances and restrictions contained in such agreements;

            (5) in the case of clause (iii), any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract,
(B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture or (C) contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restrictions restrict the transfer of the property subject to such security agreements or mortgages;

            (6) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and

            (7) Purchase Money Indebtedness and Capital Lease Obligations permitted by clause (viii) of Section 4.03.


                                  Exh. T3C-51

            Nothing contained in this Section 4.05 shall prevent the Company from entering into any agreement or instrument providing for the incurrence of Permitted Liens, nor shall this Section 4.05 be deemed to restrict the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries in compliance with the other provisions of the Indenture.

            Section 4.06 Limitation on Sales of Assets and Subsidiary Stock. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless:

            (i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value of the shares and assets subject to such Asset Disposition;

            (ii) at least 80% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; and

            (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be):

                  (A) first, to the extent the Company elects (or is required by the terms of any Senior Indebtedness or Indebtedness (other than Preferred Stock) of a Wholly Owned Subsidiary), to prepay, repay or purchase Senior Indebtedness (other than the Securities) or Indebtedness (other than Preferred Stock) of a Wholly Owned Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 365 days after the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

                  (B) second, to the extent of the balance of Net Available Cash after application in accordance with clause (A), to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within 365 days from the later of such Asset Disposition or the receipt of such Net Available Cash;

                  (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an Offer (as defined below) to purchase Securities pursuant to and subject to the conditions of Section 4.06(b), and

                  (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), to (x) acquire Additional Assets (other than Indebtedness and Capital


                                  Exh. T3C-52

                        Stock) or (y) prepay, repay or purchase Indebtedness of the Company (other than Indebtedness owed to an Affiliate of the Company and other than Disqualified Stock of the Company) or Indebtedness of any Restricted Subsidiary (other than Indebtedness owed to the Company or an Affiliate of the Company), in each case described in this clause (D) within one year from the receipt of such Net Available Cash or, if the Company has made an Offer pursuant to clause (C), six months from the date such Offer is consummated;

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A), (C) or (D) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

            Notwithstanding the foregoing provisions of this Section 4.06, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 4.06 except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this Section 4.06 exceeds (Pounds)3.0 million.

            For the purposes of this Section 4.06, the following are deemed to be cash: (x) the assumption of Indebtedness of the Company (other than Disqualified Stock of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and (y) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

            (b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to clause (a)(iii)(C) of this Section 4.06, the Company shall be required to purchase Securities tendered pursuant to an offer by the Company for the Securities (the "Offer") at a purchase price of 100% of their principal amount plus accrued interest and Additional Amounts, if any, to the date of purchase (and, in the case of Definitive Securities, subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date and Additional Amounts, if any, in respect thereof) in accordance with the procedures (including prorationing in the event of oversubscription) set forth in Section 4.06(c). If the aggregate purchase price of Securities tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Securities, the Company shall apply the remaining Net Available Cash in accordance with clause (a)(iii)(D) of this
Section 4.06. The Company shall not be required to make an Offer for Securities pursuant to this Section if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (A) and (B) of this Section
4.06 (a)(iii)) is less than (Pounds)3.0 million for any particular Asset Disposition (which lesser amount shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). If the Purchase Date (as defined below) is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid in the case of a Global Security, to


                                  Exh. T3C-53
the Holder thereof or, in the case of a Definitive Security, to the Person in whose name such Definitive Security is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders with respect to Securities tendered pursuant to the Offer.

            (c) (1) Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall be obligated to deliver to the Trustee and to publish in a leading newspaper having a general circulation in New York (which is expected to be the Wall Street Journal) (and, if and so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange shall so require, a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort)) or, in the case of Definitive Securities, mail or cause to be mailed a notice of an Offer by first class mail, postage prepaid, to the registered address of each Holder whose Securities are to be purchased. The notice shall state that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to pro-rationing as hereinafter described in the event the Offer is oversubscribed) in integral multiples of DM1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain (or, in the case of a notice by publication, shall contain instructions on how to obtain from the Company by first class mail, postage prepaid) such information concerning the business of the Company which the Company in good faith believes shall enable such Holders to make an informed decision (which at a minimum shall include (i) a description of material developments in the Company's business subsequent to the date of the latest annual, quarterly or Form 8-K information provided pursuant to this Indenture, (ii) if material, appropriate pro forma financial information and
(iii) all instructions and materials necessary to tender Securities pursuant to the Offer, together with the address referred to in clause (3)). Notice of an Offer shall also be given in accordance with any applicable requirements of any other securities exchange on which the Securities are listed.

            (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.06(a). On such date, the Company shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) an amount equal to the Offer Amount to be invested in Temporary Cash Investments and to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for adjustment (in the case of Global Securities) or cancelation (in the case of Definitive Securities) the Securities or portions thereof that have been properly tendered to and are to be accepted by the Company. On the Purchase Date, the Paying Agent shall promptly cause the principal amount of any Global Security tendered pursuant to the Offer to be adjusted on Schedule A thereof to be equal to any unpurchased portion of such Global Security which unpurchased portion must be equal to DM1,000 in principal amount at maturity or an integral multiple thereof, and shall promptly authenticate and mail or deliver to each tendering Holder of a Definitive Security, a new Definitive Security or Securities equal in principal amount to any unpurchased portion of the Definitive Security surrendered which unpurchased portion must be equal to DM1,000 in


                                  Exh. T3C-54
principal amount at maturity or an integral multiple thereof. The Trustee shall promptly (but in any case not later than five Business Days after the Purchase
Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Securities tendered by such Holder and accepted by the Company for purchase. Any Securities not so accepted shall be promptly mailed or delivered by or on behalf of the Company to the Holder thereof. The Company shall publicly announce the results of the Offer not later than the third Business Day following the Purchase Date. In the event that the aggregate principal amount of the Securities or portion thereof surrendered by Securityholders thereof pursuant to an Offer is less than the Offer Amount, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section.

            (3) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered by the Holder for purchase and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased in compliance with the requirements of the principal securities exchange, if any, on which such Securities are listed or, if such Securities are not so listed or such exchange prescribes no method of selection, subject to applicable law, on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of DM1,000, or integral multiples thereof, shall be purchased).

            (4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

            (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations, including any securities laws of the United Kingdom and Luxembourg and the requirements of the Luxembourg Stock Exchange or any other securities exchange on which the Securities are listed, to the extent such laws or regulations are applicable, in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

            Section 4.07 Limitation on Transactions with Affiliates. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction (including, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") on


                                  Exh. T3C-55
terms (i) that are less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate and (ii) that, in the event such Affiliate Transaction involves an aggregate amount in excess of $1.0 million, are not in writing and have not been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction and who are not employed by or otherwise associated with such Affiliate. In addition, if such Affiliate Transaction involves an amount in excess of $5.0 million, a fairness opinion must be provided by an independent internationally recognized appraisal or investment banking firm.

            (b) The provisions of the foregoing paragraph (a) shall not prohibit
(i) any Restricted Payment permitted to be paid pursuant to Section 4.04, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors,
(iii) loans or advances to employees in the ordinary course of business in accordance with past practices of the Company or its Subsidiaries, but in any event not to exceed (Pounds)1.0 million in the aggregate outstanding at any one time, (iv) the payment of reasonable fees and the provision of reasonable indemnities in the ordinary course of business to directors of and consultants to the Company or its Subsidiaries who are not employees of the Company or its Subsidiaries, (v) any transaction between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries, (vi) transactions pursuant to written agreements as in effect on the Issue Date, (vii) any issuance of Capital Stock by the Company, and (viii) employment agreements providing for reasonable compensation and reasonable indemnities in the ordinary course of business.

            Section 4.08 Change of Control. (a) Upon a Change of Control, each Holder shall have the right to require that the Company repurchase all of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, to the date of repurchase (and, in the case of Definitive Securities, subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date and Additional Amounts, if any, in respect thereof), in accordance with the terms contemplated in Section 4.08(b);

provided, however, that notwithstanding the occurrence of a Change in Control, the Company shall not be obligated to purchase the Securities pursuant to this
Section 4.08 in the event that it has exercised its right to redeem all the Securities under paragraph 6 or 7 of the Securities. In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of Securities pursuant to this Section, then prior to the publishing or mailing of the notice to Holders provided for in Section 4.08(b) below but in any event within 30 days following any Change of Control, the Company shall (i) repay in full all Bank Indebtedness or offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the Securities as provided for in Section 4.08(b).

            (b) Within 30 days following any Change of Control (except as provided in the proviso to the first sentence of Section 4.08(a)), the Company shall deliver written notice to


                                  Exh. T3C-56
the Trustee and publish a notice in a leading newspaper having a general circulation in New York (which is expected to be the Wall Street Journal) (and, if and so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange shall so require, a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort)) or, in the case of Definitive Securities, mail a notice to each Holder, in each case with a copy to the Trustee, with the following information:

            (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, to the date of repurchase (and in the case of Definitive Securities, subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date and Additional Amounts, if any, in respect thereof);

            (2) the circumstances and relevant facts and financial information regarding such Change of Control;

            (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is first published or, where relevant, mailed, except as may otherwise be required by applicable law); and

            (4) the instructions determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities purchased.

            Such notice shall also be given in accordance with any applicable requirements of any other securities exchange on which the Securities are listed.

            (c) Holders electing to have their Securities purchased shall be required to surrender the Securities, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities which were delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

            (d) On the purchase date, all Securities that are purchased by the Company under this Section shall be delivered to the Trustee for adjustment (in the case of Global Securities) or cancelation (in the case of Definitive Securities), and the Trustee shall promptly cause the principal amount of any Global Security tendered under this Section to be adjusted on Schedule A thereof to be equal to any unpurchased portion of such Global Security which unpurchased portion must be equal to DM1,000 in principal amount at maturity or an integral multiple thereof, and shall promptly authenticate and mail or deliver to each tendering Holder of a Definitive Security, a new Definitive Security or Securities equal in principal amount to any unpurchased portion of the Definitive Security surrendered which unpurchased portion must be equal to DM1,000 in principal amount at maturity or an integral multiple thereof. The Trustee shall promptly (but in any case not later than five Business Days after the purchase date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Securities tendered


                                  Exh. T3C-57
by such Holder and accepted by the Company for purchase pursuant to this Section. Any Securities not so accepted shall be promptly mailed or delivered by or on behalf of the Company to the Holder thereof. The Company shall publicly announce the results of the Offer not later than the second Business Day following the purchase date.

            (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations, including any securities laws of the United Kingdom and Luxembourg and the requirements of the Luxembourg Stock Exchange or any other securities exchange on which the Securities are listed, to the extent such laws or regulations are applicable in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

            Section 4.09 Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with Section 314(a)(4) of the TIA.

            Section 4.10 Further Instruments and Acts. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

            Section 4.11 Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien, other than Permitted Liens, on any of its property or assets (including Capital Stock), whether owned on the Issue Date or thereafter acquired, securing any obligation, unless contemporaneously therewith (or prior to) effective provision is made to secure the Securities on an equal and ratable basis with such obligation for so long as such obligation is so secured; provided, however, that the Company shall not permit any Lien securing any Subordinated Obligation or Preferred Stock of the Company.

            Section 4.12 Limitation on Guarantees of Company Indebtedness. The Company shall not permit any Restricted Subsidiary to Guarantee any Indebtedness of the Company or to secure any Indebtedness of the Company with a Lien on the assets of such Restricted Subsidiary, unless contemporaneously therewith (or prior thereto) effective provision is made to Guarantee or secure the Securities, as the case may be, on an equal and ratable basis with such Guarantee or Lien for so long as such Guarantee or Lien remains effective, and in an amount equal to the amount of Company Indebtedness so Guaranteed or secured; provided, however, that any Guarantee by a Restricted Subsidiary of a Subordinated Obligation of the Company shall be subordinated and junior in right of payment to the contemporaneous Guarantee of the Securities by such Restricted Subsidiary; and provided, further, that the


                                  Exh. T3C-58

Company shall not permit a Restricted Subsidiary to secure any Subordinated Obligation of the Company or to Guarantee or secure any Preferred Stock of the Company.

            Section 4.13 Limitation on Lines of Business. The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business, other than a Related Business.

            Section 4.14 Limitation on Sale/Leaseback Transactions. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless (a) the Company or such Subsidiary would be entitled to (i) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 4.03 and (ii) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Securities pursuant to Section 4.11, (b) the net cash proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair value (as determined in good faith by the Board of Directors) of such property and (c) the transfer of such property is permitted by, and the Company applies the proceeds of such transaction in compliance with,
Section 4.06.

            Section 4.15 Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. The Company shall not sell any Capital Stock of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue, sell or otherwise dispose of any of its Capital Stock except: (i) to the Company or a Wholly Owned Subsidiary; or (ii) if, immediately after giving effect to such issuance or sale, neither the Company nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary. The proceeds of any sale of such Capital Stock permitted hereby shall be treated as Net Available Cash from an Asset Disposition and shall be applied in accordance with
Section 4.06.

            Section 4.16 Additional Amounts. At least 10 days prior to the first date on which payment of principal, redemption price, interest, liquidated damages or premium is to be made on the Securities by the Company, and at least 10 days prior to any subsequent such date if there has been any change with respect to the matters set forth in the Officers' Certificate described in this
Section 4.16, the Company shall furnish the Trustee and the Paying Agent, if other than the Trustee, with an Officers' Certificate instructing the Trustee and the Paying Agent whether such payment of principal, redemption price, interest, liquidated damages or premium on the Securities (whether or not in the form of Definitive Securities) shall be made to the Holders without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or other governmental charges of whatever nature (collectively "Taxes") imposed or levied by or on behalf of the United Kingdom or any political subdivision thereof or any authority having the authority to tax therein, unless the withholding or deduction of such Taxes is then required by law. If any such withholding or deduction shall be required, then such Officer's Certificate shall specify the amount, if any, required to be withheld on such payments to such Holders and certify that the Company has remitted or shall remit any required withholding payments to the appropriate governmental authority or authorities, as the case may be, and the Company shall pay to the Trustee or the Paying Agent the Additional Amounts pursuant to Paragraph 2 of the Initial Securities or the Exchange Securities, as applicable. The Company shall indemnify the Trustee and the Paying Agent for, and hold each of them harmless


                                  Exh. T3C-59
against, any loss, liability or expense reasonably incurred without negligence or bad faith on its part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers' Certificate furnished to them pursuant to this Section 4.16.

            Section 4.17 Payment of Non-Income Taxes and Similar Charges. The Company shall pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of this Indenture or the Securities or any other document or instrument referred to herein or therein, or the receipt of any payments with respect to the Securities, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside of the United Kingdom, the United States of America or any jurisdiction in which a Paying Agent is located, other than those resulting from, or required to be paid in connection with, the enforcement of the Securities or any other such document or instrument following the occurrence of any Event of Default with respect to the Securities.

                                   ARTICLE 5

                                SUCCESSOR COMPANY

            Section 5.01 When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

            (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation organized and existing under the laws of England and Wales or the United States of America, any state thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

            (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

            (iii) immediately after giving effect to such transaction, the Successor Company would be able to incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a);

            (iv) immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction;

            (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; and


                                  Exh. T3C-60

            (vi) the Company shall have delivered to the Trustee an opinion of tax counsel reasonably acceptable to the Trustee stating that (A) any payment of principal, redemption price or purchase price of, premium (if any), Additional Amounts (if any) and interest on the Securities by the Successor Company to a Holder (or beneficial owner, if not a Holder) after the consolidation, merger, conveyance, transfer or lease of assets shall be exempt from the Taxes described and defined under Section 4.16 and (B) no other taxes on income (including taxable capital gains) shall be payable under the laws of the United Kingdom or any other jurisdiction where the Successor Company is or becomes located by a Holder (or beneficial owner, if not a Holder) who is not and is not deemed to be a resident of the United Kingdom or other jurisdiction where the Successor Company is or becomes located and does not carry on a trade in the United Kingdom through a branch, agency or permanent establishment to which the Securities of that Holder are attributable (or, as the case may be, does not carry on any business activities through a branch, agency or permanent establishment in such other jurisdiction where the Successor Company is or becomes located) in respect of the acquisition, ownership or disposition of Securities, including the receipt of principal, premium (if any), Additional Amounts (if any) or interest paid pursuant to such Securities.

            The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a conveyance, transfer or lease of all or substantially all its assets shall not be released from the obligation to pay the principal of and interest on the Securities.

            Notwithstanding the foregoing clauses (ii), (iii) and (iv), (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (b) the Company may merge with a Wholly-Owned Subsidiary incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits.

                                   ARTICLE 6

                              DEFAULTS AND REMEDIES

            Section 6.01 Events of Default. An "Event of Default" occurs if:

            (1) the Company defaults in any payment of interest on, or Additional Amounts, if any, with respect to, any Security when the same becomes due and payable, and such default continues for a period of 30 days;

            (2) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon required repurchase, upon declaration or otherwise;

            (3) the Company fails to comply with Section 5.01;

            (4) the Company fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16 or 4.17 (in each case, other than a failure to purchase


                                  Exh. T3C-61

Securities when required), and such failure continues for 30 days after the notice specified below;

            (5) the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

            (6) Indebtedness of the Company or any Subsidiary is not paid within any applicable grace period after final maturity or the acceleration by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds (Pounds)7.5 million or its foreign currency equivalent at the time;

            (7) the Company or any of its Subsidiaries suspends making payment of, or is unable to, or admits inability to pay its debts (or any class of its debts) as they fall due, or is deemed unable to pay its debts pursuant to or for the purposes of any applicable law, or is adjudicated or found bankrupt or insolvent or a moratorium is declared in respect of its Indebtedness;

            (8) the Company or any Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (A)   commences a voluntary case;

                  (B) consents to the entry of an order for relief against it in an involuntary case;

                  (C) consents to the appointment of a Custodian of it or for any substantial part of its property;

                  (D) makes a general assignment for the benefit of, or enters into a composition or other arrangement with, its creditors;

                  (E) passes a resolution or presents a petition for its winding-up, liquidation or administration; or takes any comparable action under any other laws relating to insolvency, bankruptcy or debt moratorium;

            (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Company or any Subsidiary in an involuntary case;

                  (B) appoints a Custodian of the Company or any Subsidiary or for any substantial part of its property; or

                  (C) orders the winding up, liquidation or administration of the Company or any Subsidiary;


                                  Exh. T3C-62
or any similar relief is granted under any other laws and the order or decree remains unstayed and in effect for 60 days; or

            (10) any judgment or decree for the payment of money in excess of (Pounds)7.5 million or its foreign currency equivalent at the time is entered against the Company or any Subsidiary and is not discharged, waived or stayed and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed.

            The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

            The term "Bankruptcy Law" means the English Insolvency Act 1986 as supplemented or amended together with all rules, regulations and instruments made thereunder and applicable English law relating to bankruptcy, insolvency, winding up, administration, receivership and other similar matters, Title 11, United States Code, or any similar Federal, state or other law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, administrator, administrative receiver, custodian or similar official under any Bankruptcy Law.

            A Default under clause (4) or (5) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified in clauses (4) and (5) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

            The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (6) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4),
(5) or (10), its status and what action the Company is taking or proposes to take with respect thereto.

            Section 6.02 Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7), (8) or (9) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company, may declare the principal of and accrued but unpaid interest and Additional Amounts, if any, on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7), (8) or
(9) with respect to the Company occurs, the principal of and interest and Additional Amounts, if any, on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has


                                  Exh. T3C-63
become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

            Section 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

            Section 6.04 Waiver of Past Defaults. The Holders of a majority in principal amount of the then outstanding Securities by notice to the Trustee may waive (including pursuant to consents obtained in connection with a tender offer or exchange offer for the Securities) an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

            Section 6.05 Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

            Section 6.06 Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

            (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

            (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

            (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

            (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and


                                  Exh. T3C-64

            (5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

            A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

            Section 6.07 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest and Additional Amounts, if any, on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

            Section 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and accrued interest and Additional Amounts, if any, then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

            Section 6.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, any Subsidiary, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

            Section 6.10 Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

            FIRST: to the Trustee for amounts due under Section 7.07;

            SECOND: to Securityholders for amounts due and unpaid on the Securities for principal, interest and Additional Amounts, if any, ratably, and any liquidated damages without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, interest, Additional Amounts, if any, and any liquidated damages, respectively; and

            THIRD: to the Company.

            The Trustee may, upon prior notice to the Company, fix a record date and payment date for any payment to Securityholders pursuant to this Section.


                                  Exh. T3C-65

            Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

            Section 6.12 Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 7

                                     TRUSTEE

            Section 7.01 Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

            (b) Except during the continuance of an Event of Default:

            (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

            (1) this paragraph does not limit the effect of paragraph (b) of this Section;

            (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;


                                  Exh. T3C-66

            (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

            (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

            (e) The Trustee shall not be liable for interest on or to invest any money received by it except as the Trustee may agree in writing with the Company.

            (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

            Section 7.02 Rights of Trustee. Subject to Section 7.01: (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers' Certificate or Opinion of Counsel.

            (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

            (e) The Trustee may consult with counsel (which may be an employee of or counsel to the Company) and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further


                                  Exh. T3C-67
inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

            Section 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

            Section 7.04 Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

            Section 7.05 Notice of Defaults. If a Default occurs and is continuing and if it is known to a Trust Officer of the Trustee, the Trustee shall give to each Securityholder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in payment of principal or premium (if any), interest or Additional Amounts, if any, on any Security (including payments pursuant to Sections 4.06 and 4.08 hereof), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

            Section 7.06 Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with Section 313(a) of the TIA. The Trustee shall also comply with
Section 313(b) of the TIA.

            A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

            Section 7.07 Compensation and Indemnity. The Company shall pay to the Trustee such compensation for its services hereunder as shall be agreed upon in writing with the Company. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees and expenses) incurred by it without negligence or bad faith on its part in connection with the administration of this trust, the


                                  Exh. T3C-68
performance of its duties hereunder and the exercise of its rights hereunder. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided that any failure so to notify the Company shall not relieve the Company of its indemnity obligations hereunder. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through its own wilful misconduct, negligence or bad faith.

            To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest and any Additional Amounts on particular Securities. The Company's payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture or the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7),
(8) or (9) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

            Section 7.08 Replacement of Trustee. A resignation or removal of the Trustee and appointment of successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and the Company and may appoint a successor Trustee. The Company shall remove the Trustee if:

            (1) the Trustee fails to comply with Section 7.10;

            (2) the Trustee is adjudged bankrupt or insolvent;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4) the Trustee otherwise becomes incapable of acting. If the Trustee resigns, or is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.


                                  Exh. T3C-69

            If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

            Section 7.09 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

            In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

            Section 7.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA (S) 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
(S) 310(b); provided, however, that there shall be excluded from the operation of TIA (S) 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA (S) 310(b)(1) are met.

            Section 7.11 Preferential Collection of Claims Against Company. The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

            Section 7.12 Trustee Acting in Other Capacities. Except as otherwise specifically provided herein, (a) all references in this Indenture to the Trustee shall be deemed to refer to the Trustee in its capacities as Trustee, Registrar and Paying Agent, and (b) every provision of this Indenture relating to the conduct or affecting the liability of or offering protection, immunity or indemnity to the Trustee shall be deemed to apply with the same force and effect to the Trustee acting in its capacities as Registrar and Paying Agent.


                                  Exh. T3C-70

                                   ARTICLE 8

                       DISCHARGE OF INDENTURE; DEFEASANCE

            Section 8.01 Discharge of Liability on Securities; Defeasance. (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancelation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the giving of a notice of redemption pursuant to Article 3 hereof and the Company irrevocably deposits with the Trustee funds or U.S. Government Obligations on which payment of principal and interest when due shall be sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon and Additional Amounts, if any, to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

            (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all of its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02(b), 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11, 4.12, 4.13, 4.14, 4.15, 5.01(iii) and
5.01(iv) and the operation of Section 6.01(4), 6.01(6), 6.01(7) (with respect to Subsidiaries of the Company only), 6.01(8) (with respect to Subsidiaries of the Company only), 6.01(9) (with respect to Subsidiaries of the Company only) and 6.01(10) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

            If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto and the Company will not be required to repurchase the Securities upon a Change of Control. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.01(4), 6.01(6), 6.01(7) (with respect to Subsidiaries of the Company only), 6.01(8) (with respect to Subsidiaries of the Company only), 6.01(9) (with respect to Subsidiaries of the Company only) and 6.01(10), or because of the failure of the Company to comply with clause (iii) and (iv) of
Section 5.01.

            Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

            (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.09, 2.11, 2.12,
4.02(a), 4.16, 4.17. 6.07, 7.07, 7.08, 8.04, 8.05 and 8.06 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04, 8.05 and 8.06 shall survive.

            Section 8.02 Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:


                                  Exh. T3C-71

            (1) the Company irrevocably deposits in trust with the Trustee cash in Deutsche Marks or Federal Republic of Germany Obligations for the payment of principal, premium (if any) and interest on the Securities to maturity or redemption, as the case may be;

            (2) the Company delivers to the Trustee a certificate from an internationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited Federal Republic of Germany Obligations plus any deposited money without investment shall provide cash at such times and in such amounts as shall be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

            (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(7), (8) or (9) with respect to the Company occurs which is continuing at the end of the period;

            (4) the deposit does not constitute a default under any other agreement binding on the Company and is not prohibited by Article 10;

            (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

            (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee (A) an Opinion of Counsel in the United States reasonably acceptable to the Trustee stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or
(ii) since the date of this Indenture there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel in the United States shall confirm that, the Securityholders shall not recognize any income, gain or loss for U.S. Federal income tax purposes as a result of such deposit and defeasance and shall be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (B) an Opinion of Counsel in the United Kingdom reasonably acceptable to the Trustee to the effect that (i) Holders shall not recognize any income, gain or loss for United Kingdom income tax purposes as a result of such deposit and defeasance and shall be subject to United Kingdom income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (ii) payments from the defeasance trust shall be free and exempt from any and all withholding and other income taxes of whatever nature imposed or levied by or on behalf of the United Kingdom or any political subdivision thereof or therein having the power to tax;

            (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee (A) an Opinion of Counsel in the United States reasonably acceptable to the Trustee to the effect that the Securityholders shall not recognize any income, gain or loss for U.S. Federal income tax purposes as a result of such covenant defeasance and shall be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred and (B) an Opinion of Counsel in the United Kingdom reasonably acceptable to the Trustee to the effect that (i) Holders shall not recognize any income, gain or loss for United Kingdom income tax purposes as a result


                                  Exh. T3C-72
of such covenant defeasance and shall be subject to United Kingdom income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred and (ii) payments from the defeasance trust shall be free and exempt from any and all withholding and other income taxes of whatever nature imposed or levied by or on behalf of the United Kingdom or any political subdivision thereof or therein having the power to tax;

            (8) the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee to the effect that, as of the date of such opinion, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable English or U.S. Federal or state law, and that the Trustee has a perfected security interest in such trust funds for the ratable benefit of the Holders; and

            (9) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with. Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

            Section 8.03 Application of Trust Money. The Trustee shall hold in trust cash in Deutsche Marks or Federal Republic of Germany Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the cash in Deutsche Marks or Federal Republic of Germany Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

            Section 8.04 Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

            Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company give notice to the Holders or cause to be published notice once, in The New York Times and The Wall Street Journal (national edition) (and, if and so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange shall so require, in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort)), that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification, any unclaimed balance of such money then remaining shall be repaid to the Company. Such notice shall also be given in accordance with any applicable requirements of any other securities exchange on which the Securities are listed.

            Section 8.05 Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed


                                  Exh. T3C-73
against deposited Federal Republic of Germany Obligations or the principal and interest received on such Federal Republic of Germany Obligations.

            Section 8.06 Reinstatement. If the Trustee or Paying Agent is unable to apply any cash in Deutsche Marks or Federal Republic of Germany Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such cash in Deutsche Marks or Federal Republic of Germany Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the cash in Deutsche Marks or Federal Republic of Germany Obligations held by the Trustee or Paying Agent.

                                   ARTICLE 9

                                   AMENDMENTS

            Section 9.01 Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any
Securityholder:

            (1) to cure any ambiguity, omission, defect or inconsistency;

            (2) to comply with Article 5;

            (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in
Section 163(f)(2)(B) of the Code;

            (4) to secure the Securities;

            (5) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

            (6) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA;

            (7) to make any change that does not adversely affect the rights of any Securityholder; or

            (8) to provide for the issuance of the Exchange Securities (which shall have terms substantially identical in all material respects to the Initial Securities (except that the transfer restrictions contained in the Initial Securities shall be modified or eliminated, as appropriate), and which shall be treated, together with any outstanding Initial Securities, as a single issue of securities.


                                  Exh. T3C-74

            After an amendment under this Section becomes effective, the Company shall give to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

            Section 9.02 With Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities (the "Majority Securityholders")(including consents obtained in connection with a tender offer or exchange offer for the Securities). However, without the consent of each Holder of an outstanding Security affected, an amendment may not:

            (1) reduce the amount of Securities whose Holders must consent to an amendment;

            (2) reduce the rate of or extend the time for payment of interest (including any liquidated damages) on any Security;

            (3) reduce the principal of or extend the Stated Maturity of any Security;

            (4) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with
Article 3;

            (5) make any Security payable in money other than that stated in the Security;

            (6) impair the right of any Holder to receive payment of principal of and interest and Additional Amounts, if any, on such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities;

            (7) make any change in Section 6.04 or 6.07 or the second sentence of this Section; or

            (8) make any change in paragraph 2 of the Securities that adversely affects the rights of any Holder of the Securities under such paragraph 2 or amend the terms of the Securities in a way that would result in a loss of an exemption from any of the Taxes or an exemption from any obligation to withhold or deduct Taxes unless the Company agrees to pay Additional Amounts, if any, in respect thereof. It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof. After an amendment under this Section becomes effective, the Company shall give to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

            Section 9.03 Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

            Section 9.04 Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent


                                  Exh. T3C-75

Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective once the requisite number of consents is received by the Company or the Trustee.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

            Section 9.05 Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

            Section 9.06 Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture, that such amendment is the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

            Section 9.07 Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                                  Exh. T3C-76

                                   ARTICLE 10

                                  MISCELLANEOUS

            Section 10.01 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

            Section 10.02 Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

            if to the Company:

                  Texon International plc
                  100 Ross Walk
                  Leicester, U.K.
                  LE4 5BX

                  Attention of:  Chief Financial Officer

            if to the Trustee:

                  The Bank of New York
                  101 Barclay Street, Floor 21W
                  New York, New York  10286

                  Attention of:  Corporate Trust Department

            with a copy to:

                  The Bank of New York
                  46 Berkeley Street
                  London W1X 6AA
                  |Attention of:  Corporate Trust Department

            The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made upon actual receipt thereof by the addressee (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

            Any notice or communication given by publication to a Securityholder shall be deemed given on the first date on which publication is made, if published, or five (5) calendar days after mailing if sent by first class mail, postage prepaid as applicable.

            Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or


                                  Exh. T3C-77
communication is published or mailed in the manner provided above, it is duly given, whether or not the addressee reads or receives it.

            Notices regarding the Securities shall be (i) if Global Securities are outstanding, published in a leading newspaper having a general circulation in New York (which is expected to be the Wall Street Journal) (and, if and so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange shall so require, a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort)) or
(ii) in the case of Definitive Securities, mailed to Holders by first-class mail at their respective addresses as they appear on the registration books of the Registrar (and if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange shall so require, published in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort)). If and so long as the Securities are listed on any other securities exchange, notice shall also be given in accordance with any applicable requirements of such securities exchange.

            Section 10.03 Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA (S) 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

            Section 10.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

            (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            Section 10.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

            (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and


                                  Exh. T3C-78

            (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

            Section 10.06 When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

            Section 10.07 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or at a meeting of Securityholders. If and so long as the Securities are listed on any securities exchange, such rules shall, to the extent not inconsistent with the provisions of this Indenture, comply with any applicable requirements of such securities exchange. The Registrar and the Paying Agent may make reasonable rules for their functions.

            Section 10.08 Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York, the United Kingdom, Luxembourg or a place of payment. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue with respect to such payment for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

            Section 10.09 GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            Section 10.10 Jurisdiction. The Company agrees that any suit, action or proceeding against the Company or any Note Guarantor brought by any Holder or the Trustee arising out of or based upon this Indenture or the Securities may be instituted in any state or Federal court in the Borough of Manhattan, The City of New York, New York, and any appellate court from any thereof, and it irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Indenture or the Securities, including such actions, suits or proceedings relating to securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment; provided that service of process is effected


                                  Exh. T3C-79
upon the Company in the manner provided by this Indenture. The Company has appointed CT Corporation Systems, with offices on the date hereof at 1633 Broadway, New York, New York, 10019, as its authorized agent (the "Authorized Agent"), upon whom process may be served in any suit, action or proceeding arising out of or based upon this Indenture, the Securities or the transactions contemplated herein which may be instituted in any state or Federal court in the Borough of Manhattan, The City of New York, New York, by any Holder or the Trustee, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such respective appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action involving the Company arising out of or based upon this Indenture or the Securities may be instituted by any Holder or the Trustee in any court of competent jurisdiction in the United Kingdom.

            Section 10.11 No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

            Section 10.12 Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

            Section 10.13 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

            Section 10.14 Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.


                                  Exh. T3C-80

            IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                                        TEXON INTERNATIONAL PLC


                                        By: ____________________________________
                                            Name:
                                            Title:


                                        THE BANK OF NEW YORK, AS TRUSTEE,


                                        By: ____________________________________
                                            Name:
                                            Title:


                                  Exh. T3C-81

                                                                       EXHIBIT A

                       [FORM OF FACE OF INITIAL SECURITY]

      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

      THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES, ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (1)(A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED AND REMAINS EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF, AND IN COMPLIANCE WITH, REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF DM500,000, AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (2) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES, SUBJECT TO APPLICABLE CERTIFICATION REQUIREMENTS AND OTHER REQUIREMENTS PROVIDED FOR IN THE INDENTURE PURSUANT TO WHICH THIS SECURITY IS ISSUED AND TO THE COMPANY'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (1)(E) OR (1)(F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT ALL CERTIFICATIONS OF TRANSFER REQUIRED BY


                                  Exh. T3C-A-1

THE INDENTURE ARE COMPLETED AND A-2 DELIVERED BY THE TRANSFEROR TO THE COMPANY, THE TRUSTEE AND/OR THE BOOK-ENTRY DEPOSITARY AS REQUIRED BY THE INDENTURE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

      [INCLUDE IF SECURITY IS A REGULATION S SECURITY--UNTIL 40 DAYS AFTER THE COMMENCEMENT OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE U.S. SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A UNDER THE U.S. SECURITIES ACT.]

                             TEXON INTERNATIONAL PLC

                            10% SENIOR NOTE DUE 2008

[IF REGULATION S SECURITY - CINS Number G87667AA2]
                            ISIN Number USG87667AA27]

[IF RULE 144A SECURITY -    CUSIP Number 883060AA3]

[IF IAI SECURITY -          CUSIP Number 883060AB1]

No. _________

      [INCLUDE IF GLOBAL SECURITY-Texon International plc, a public limited company incorporated in England and Wales, promises to pay to the bearer upon surrender hereof the principal sum indicated on Schedule A hereof, on February 1, 2008. This Security is an [IAI] [Rule 144A] [Regulation S] Global Security referenced in the Indenture referred to on the other side of this Security.

      [INCLUDE IF DEFINITIVE SECURITY-Texon International plc, a public limited company incorporated in England and Wales, promises to pay to [ ], or registered assigns, the principal sum of DM[ ] on February 1, 2008.]

      Interest Payment Dates: February 1 and August 1, commencing August 1,
1998.

      [INCLUDE IF DEFINITIVE SECURITY-Record Dates: January 15 and July 15.]

         Additional provisions of this Security are set forth on the [other side] [the following pages] of this Security.


   [Seal]                               TEXON INTERNATIONAL PLC,


                                        By: ____________________________________
                                            Name:
                                            Title:


                                  Exh. T3C-A-2

Dated: January 30, 1998

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK

as Trustee, certifies that
this is one of the Securities
referred to in the Indenture

by _____________________________________
   Authorized Signatory


                                  Exh. T3C-A-3

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]
                            10% Senior Note due 2008

1.    Interest.

      Texon International plc, a public limited company incorporated in England and Wales (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. As provided in the Exchange and Registration Rights Agreement, the Company will use its reasonable best efforts to have the Exchange Offer Registration Statement and, if applicable, a Shelf Registration Statement (each a "Registration Statement") declared effective by the SEC as promptly as practicable after the filing thereof. If (i) the applicable Registration Statement is not filed with the Commission on or prior to 60 days after the Issue Date; (ii) the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is not declared effective within 120 days after the Issue Date (or, in the case of a Shelf Registration Statement required to be filed in response to a change in law or the applicable interpretations of the SEC's staff, if later, 45 days after publication of the change in law or interpretation); (iii) the Registered Exchange Offer is not consummated on or prior to 150 days after the Issue Date, unless a Shelf Registration Statement is filed in lieu of an Exchange Offer Registration Statement in response to a change in law or the applicable interpretations of the SEC's staff; or (iv) the Shelf Registration Statement is filed and declared effective within 120 days after the Issue Date (or, in the case of a Shelf Registration Statement required to be filed in response to a change in law or the applicable interpretations of the SEC's staff, if later, 45 days after publication of the change in law or interpretation) but shall thereafter cease to be effective (at any time that the Company is obligated to maintain the effectiveness thereof) without being succeeded within 30 days by an additional or amended Registration Statement filed and declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default"), the Company will, as provided in the Exchange and Registration Rights Agreement, pay liquidated damages to each holder of Transfer Restricted Securities, during the period of one or more such Registration Defaults, in an amount equal to DM0.192 per week per DM1,000 principal amount of the Securities constituting Transfer Restricted Securities held by such holder until (i) the applicable Registration Statement is A-5 filed, (ii) the Exchange Offer Registration Statement is declared effective and the Registered Exchange Offer is consummated, (iii) the Shelf Registration Statement is declared effective or (iv) the Shelf Registration Statement again becomes effective or an additional Shelf Registration Statement is filed and becomes effective, as the case may be. All accrued liquidated damages shall be paid to holders in the same manner as interest payments on the Securities on semi-annual payment dates that correspond to interest payment dates for the Securities and references herein and in the Indenture to interest shall, unless the context requires otherwise, also be references to any such liquidated damages. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease.

      The Company will pay interest semiannually on February 1 and August 1 of each year, commencing August 1, 1998. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from January 30, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay


                                  Exh. T3C-A-4
interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.    Additional Amounts.

      All payments made by the Company on the Securities (whether or not in the form of Definitive Securities) shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, "Taxes") imposed or levied by or on behalf of the United Kingdom or any political subdivision thereof or any authority having power to tax therein (each a "U.K. Tax Authority"), unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes of any U.K. Tax Authority shall at any time be required on any payments made by the Company with respect to the Securities, including payments of principal, redemption price, interest, liquidated damages or premium, the Company shall pay such additional amounts (the "Additional Amounts") as may be necessary in order that the net amounts received in respect of such payments by the Holders of the Securities or the Trustee, as the case may be, after such withholding or deduction, equal the respective amounts which would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no such Additional Amounts shall be payable with respect to:

            (i) in the case of Securities listed on a Recognized Stock Exchange at the time such Additional Amounts would be payable, any payments on a Security held by or on behalf of a Holder or a beneficial owner who is liable for such Taxes in respect of such Security by reason of the Holder or beneficial owner having some connection with the United Kingdom (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the United Kingdom) other than by the mere holding of such Security or enforcement of rights thereunder or the receipt of payments in respect thereof;

            (ii) in the case of Securities listed on a Recognized Stock Exchange at the time such Additional Amounts would be payable, any Taxes that are imposed or withheld as a result of a change in law after the Issue Date where such withholding or imposition is by reason of the failure of the Holder or beneficial owner of the Security to comply with any request by the Company to provide information concerning the nationality, residence or identity of such Holder or beneficial owner or to make any declaration or similar claim or satisfy any information or reporting requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such Taxes;

            (iii) except in the case of the winding up of the Company, any Security presented for payment (where presentation is required) in the United Kingdom (unless by reason of the Company's actions presentment could not have been made elsewhere); or

            (iv) any Security presented for payment (where Securities are in the form of Definitive Securities and presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the


                                  Exh. T3C-A-5

      Holder would have been entitled to Additional Amounts had the Security been presented on the last day of such 30 day period).

      Such Additional Amounts shall also not be payable where, had the beneficial owner of the Security been the Holder of the Security, he would not have been entitled to payment of Additional Amounts by reason of clauses (i) to
(iv) inclusive above.

      Upon request, the Company shall provide the Trustee with documentation satisfactory to the Trustee evidencing the payment of Additional Amounts. Copies of such documentation shall be made available to the Holders upon request.

3.    Method of Payment.

      [IF GLOBAL SECURITY--The Company will pay interest on the Securities (except defaulted interest, which shall be paid as provided in the Indenture) to the bearer hereof. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the Federal Republic of Germany that at the time of payment is legal tender for payment of public and private debts. Immediately available funds for the payment of the principal of (and premium, if any), interest and Additional Amounts, if any, on this Security due on any Interest Payment Date, Maturity Date, Redemption Date or other repurchase date will be made available to the Paying Agent to permit the Paying Agent to pay such funds to the Holders on such respective dates.[IF REGULATION S SECURITY--Holders of Book-Entry Interests in this Security (including Euroclear and Cedel on behalf of all their account holders) must provide instructions to the DTC for receipt of payments in Deutsche Marks.]]

      [IF RULE 144A OR IAI GLOBAL SECURITY--Amounts payable on this Security shall be made in U.S. dollars (or in such other coin or currency of the United States of America as at the time of payment is legal tender for the payment therein of public and private debts) except to the extent any holder of Book-Entry Interests in this Security (a "U.S. Book-Entry Holder") elects to receive payments in Deutsche Marks in accordance with the procedures set forth below. To the extent that any U.S. Book-Entry Holder has not made such election in respect of any payment of principal or interest, the aggregate amount designated for all such U.S. Book-Entry Holders in respect of such payment (the "DM Conversion Amount") will be converted by the Paying Agent into U.S. dollars and paid to or as directed by the Book-Entry Depositary for payment through DTC's settlement system to its relevant participants. All costs of any such conversion and any wire transfers will be deducted from such payments. Any such conversion shall be based on The Bank of New York's bid quotation, at or prior to 11:00 a.m. New York time, on the second New York Business Day (as defined below) preceding the relevant payment date, for the purchase by the Paying Agent of the DM Conversion Amount of U.S. dollars for settlement on such payment date. If such bid quotation is not available for any reason, the Paying Agent will endeavor to obtain a bid quotation from a leading foreign exchange bank in New York City selected by the Paying Agent for such purpose. If no bid quotation from a leading foreign exchange bank is available, payment of the DM Conversion Amount will be made in Deutsche Marks to or as directed by the Book-Entry Depositary for distribution to the account or accounts specified by DTC to the Book-Entry Depositary.


                                  Exh. T3C-A-6

      A U.S. Book-Entry Holder may elect to receive payment of principal and interest with respect to the Notes in Deutsche Marks by causing DTC through its relevant participant to notify the Book-Entry Depositary by the time specified below of (i) such U.S. Book-Entry Holder's election to receive all or a portion of such payment in Deutsche Marks and (ii) wire transfer instructions to a Deutsche Mark account in the Federal Republic of Germany. Such election in respect of any payment must be made by the U.S. Book-Entry Holder at the time and in the manner required by DTC's procedures applicable from time to time and shall, in accordance with such procedures, be irrevocable and shall relate only to such payment. DTC notifications of such election, wire transfer instructions and the amount payable in Deutsche Marks must be received by the Book-Entry Depositary prior to 5:00 p.m. New York time on the tenth day prior to the payment date for the payment of principal. Any payments in Deutsche Marks shall be made by or as directed by the Book-Entry Depositary by wire transfer of same-day funds to Deutsche Mark accounts designated by DTC. The term "New York Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to close.]

      [IF DEFINITIVE SECURITY--The Company will pay interest (except defaulted interest, which shall be paid as provided in the Indenture) on the Securities to the Persons who are registered holders of Securities at the close of business on the January 15 or July 15 next preceding the interest payment date even if the Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent at an office of the Paying Agent maintained for such purpose to collect principal payments. The Company will pay principal and interest in Deutsche Marks or such other coin or currency of the Federal Republic of Germany that at the time of payment is legal tender for payment of public and private debts; provided, however, that with respect to any payment of principal or interest on Definitive Securities with an aggregate principal amount in excess of DM1,000,000 held by any Holder or group of Holders, such payment will be made, at the written request of such Holder or Holders (which shall be a single request with appropriate wire transfer instructions), by wire transfer of immediately available funds to the Paying Agent, who in turn will wire such funds to such single account as such Holder or Holders may in writing to the Paying Agent direct; provided further that the Paying Agent has received written wire transfer instructions at least fifteen days prior to the date of any such payment.]

4.    Paying Agent and Registrar.

      Initially, The Bank of New York, a New York banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co- registrar. The Company shall at all times ensure that (i) at least one Paying Agent is located outside the United Kingdom, (ii) if and so long as the Securities are listed on the Luxembourg Stock Exchange, a Paying Agent is located in Luxembourg or such other place as the Luxembourg Stock Exchange may approve and (iii) if and so long as the Securities are listed on any other securities exchange, any requirements of such securities exchange as to Paying Agents are satisfied.


                                  Exh. T3C-A-7

5.    Indenture.

      The Company issued the Securities under an Indenture dated as of January 30, 1998 ("Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

      The Securities are general unsecured obligations of the Company limited to DM 245.0 million aggregate principal amount at any one time outstanding (subject to Section 2.07 of the Indenture). This Security is one of the Initial Securities referred to in the Indenture. The Securities include the Initial Securities and any Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the issuance of debt by the Company, the payment of dividends and other distributions and acquisitions or retirements of the Company's Capital Stock and Subordinated Obligations, the incurrence by the Company and its Subsidiaries of Liens on its property and assets which do not equally and ratably secure the Securities, the sale or transfer of assets and Subsidiary Stock, investments by the Company, the lines of business in which the Company may operate, consolidations, mergers and transfers of all or substantially all of the Company's assets, sale and leaseback transactions and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Subsidiaries to restrict distributions and dividends from Subsidiaries. The limitations are subject to a number of important qualifications and exceptions.

6.    Optional Redemption.

      The Securities will be redeemable, at the Company's option, in whole or in part, at any time on or after February 1, 2003, and prior to maturity. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest and Additional Amounts, if any, to the redemption date (and in the case of Definitive Securities, subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date and Additional Amounts, if any, in respect thereof), if redeemed during the 12-month period commencing February 1 of the years set forth below:

      YEAR                                               REDEMPTION PRICE
      ------------------------------------------------   ----------------
      2003 ...........................................        105.000%
      2004 ...........................................        103.333%
      2005 ...........................................        101.667%
      2006 and thereafter ............................        100.000%

      In addition, at any time and from time to time prior to February 1, 2001, the Company may redeem in the aggregate up to 33 1/3% of the original aggregate principal amount of the Securities with the proceeds of one or more Public Equity Offerings by the Company following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount thereof) of 110% plus accrued interest and Additional Amounts, if any, to the


                                  Exh. T3C-A-8
redemption date (and in the case of Definitive Securities, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts, if any, in respect thereof); provided, however, that at least 66 2/3% of the original aggregate principal amount of the Securities must remain outstanding after each such redemption; and provided, further, that such redemption shall occur within 90 days of the date of the closing of any such Public Equity Offering.

7.    Optional Tax Redemption.

      The Securities may also be redeemed, at the option of the Company, in whole but not in part, at any time upon giving not less than 30 nor more than 60 days' notice to the Holders (which notice shall be irrevocable), at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed by the Company for redemption (a "Tax Redemption Date") and all Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if the Company determines that, as a result of (i) any change in, or amendment to, the laws or treaties (or any regulations, protocols or rulings promulgated thereunder) of the United Kingdom (or any political subdivision or taxing authority of the United Kingdom) affecting taxation, which change or amendment becomes effective on or after the Issue Date, (ii) any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the Issue Date or (iii) the issuance of Definitive Securities due to (A) DTC being at any time unwilling or unable to continue as or ceasing to be a clearing agency registered under the Exchange Act, and a successor to DTC registered as a clearing agency under the Exchange Act is not able to be appointed by the Company within 90 days or (B) the Depositary being at any time unwilling or unable to continue as a Depositary and a successor Depositary is not able to be appointed by the Company within 90 days, the Company is, or on the next interest payment date would be, required to pay Additional Amounts, and the Company determines that such payment obligation cannot be avoided by the Company taking reasonable measures. Notwithstanding the foregoing, no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to make such payment or withholding if a payment in respect of the Securities were then due. Prior to the publication or, where relevant, mailing of any notice of redemption of the Securities pursuant to the foregoing, the Company will deliver to the Trustee an opinion of a tax counsel reasonably satisfactory to the Trustee to the effect that the circumstances referred to above exist. The Trustee shall accept such opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the Holders.

8.    Notice of Redemption.

      Notice of redemption will be given at least 30 days but not more than 60 days before the Redemption Date by publishing in a leading newspaper having a general circulation in New York (which is expected to be the Wall Street Journal) (and, if and so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange shall so require, a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort)) or, in the case of Definitive Securities, mailing notice to each Holder of


                                  Exh. T3C-A-9

Securities to be redeemed at such Holder's registered address. Such notice shall also be given in accordance with any applicable requirements of any other securities exchange on which the Securities are listed. Securities in denominations larger than DM1,000 may be redeemed in part but only in whole multiples of DM1,000. If money sufficient to pay the redemption price of and accrued interest and Additional Amounts, if any, on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest and Additional Amounts, if any, will cease to accrue on such Securities (or such portions thereof) called for redemption.

9.    Change of Control Offer.

      Upon a Change of Control, the Company will be required to make an offer to purchase, subject to certain conditions specified in the Indenture, all outstanding Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and Additional Amounts, if any, to the date of repurchase (and in the case of Definitive Securities subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date and Additional Amounts, if any, in respect thereof) as provided in, and subject to the terms of, the Indenture. Holders of Securities that are subject to an offer to purchase will receive such an offer from the Company and may elect to have such Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

10.   Limitation on Sale of Assets.

      When the aggregate amount of Net Available Cash (after application in accordance with Section 4.06(a)(iii) of the Indenture) from any particular Asset Disposition exceeds (Pounds)3.0 million (which amount shall be calculated as set forth in Section 4.06(b) of the Indenture), the Company will be obligated to make an offer to purchase the maximum principal amount of Securities that is an integral multiple of DM1,000, that may be purchased with the Net Available Cash allotted to such offer at a purchase price of 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, to the date fixed for the closing of such offer. If the aggregate principal amount of Securities surrendered by Holders thereof exceeds the amount of Net Available Cash allotted to such offer, subject to applicable law, the Trustee shall select the Securities to be redeemed in accordance with the Indenture; provided, however, that no Securities of DM1,000 or less shall be purchased in part.

      Holders of Securities that are the subject of an offer to purchase will receive such an offer from the Company in the manner provided in the Indenture (which may be by publication) prior to any related purchase date and may elect to have such Securities purchased by completing the form entitled "Option of Holders to Elect Purchase" appearing below.

11.   Denominations; Transfer; Exchange.

      [IF GLOBAL SECURITY-- The Securities are in bearer form without coupons in denominations of DM1,000 and whole multiples of DM1,000.]


                                 Exh. T3C-A-10

      [IF DEFINITIVE SECURITY-- The Securities are in registered form without coupons in denominations of DM1,000 and whole multiples of DM1,000.]

      A Holder may transfer or exchange Securities in accordance with the Indenture. The Trustee or the Depositary may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and other certifications (including certifications to ensure compliance with applicable securities laws) and to pay any taxes and fees required by law or permitted by the Indenture. The Company shall not be required to make, and the Registrar need not register transfers or exchanges of, Definitive Securities selected for redemption (except, in the case of Definitive Securities to be redeemed in part, the portion thereof not to be redeemed) or any Definitive Securities for a period of 15 days before a selection of Definitive Securities to be redeemed.

12.   Persons Deemed Owners.

      [IF GLOBAL SECURITY--The bearer of this Security shall be treated as the owner of it for all purposes, subject to the terms of the Indenture.]

      [IF DEFINITIVE SECURITY--The registered Holder of this Security shall be treated as the owner of it for all purposes, subject to the terms of the Indenture.]

13.   Unclaimed Money.

      If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

14.   Discharge and Defeasance.

      Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee cash in Deutsche Marks or Federal Republic of Germany Obligations for the payment of principal of and interest on the Securities to redemption or maturity, as the case may be.

15.   Amendment, Waiver.

      Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities (including consents obtained in connection with a tender offer or exchange offer for the Securities) and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities (including consents obtained in connection with a tender offer or exchange offer for the Securities). Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the


                                 Exh. T3C-A-11

SEC in connection with qualifying the Indenture under the Act, or to make any other change that does not adversely affect the rights of any Securityholder, or to provide for the issuance and authorization of the Exchange Securities.

16.   Defaults and Remedies.

      Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 6 or 7 of the Securities, upon acceleration or other wise; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or any Subsidiary if the amount accelerated (or so unpaid) exceeds (Pounds)7,500,000 or its foreign currency equivalent; (v) certain events of bankruptcy or insolvency with respect to the Company and its Subsidiaries; and (vi) certain judgments or decrees for the payment of money in excess of (Pounds) 7,500,000 or its foreign currency equivalent against the Company or a Subsidiary. If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable immediately. Certain events of bankruptcy, insolvency, or reorganization are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

      Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may with hold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interest of the Holders.

17.   Successors.

      Subject to certain exceptions set forth in the Indenture, when a successor assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.

18.   Trustee Dealings with the Company.

      Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may other wise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.


                                 Exh. T3C-A-12

19.   No Recourse Against Others.

      A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

20.   Authentication.

      This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

21.   Abbreviations.

      Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM ("tenants in common"), TEN ENT ("tenants by the entireties"), JT TEN ("joint tenants with rights of survivorship and not as tenants in common"), CUST ("custodian"), and U/G/M/A ("Uniform Gift to Minors Act").

22.   CUSIP [IF REGULATION S SECURITY--and CINS] Numbers.

      Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP [IF REGULATION S SECURITY--and CINS] numbers to be printed on the Securities and has directed the Trustee to use CUSIP [IF REGULATION S SECURITY --and CINS] numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

23.   Governing Law.

      The laws of the State of New York shall govern the Indenture and the Securities without regard to conflict of law provisions thereof to the extent that the application of the laws of another jurisdiction would be required thereby.

      THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE SECURITY HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO:

                  TEXON INTERNATIONAL PLC

                  ATTENTION: SECRETARY
                  100 ROSS WALK
                  LEICESTER, U.K. LE4 5BX


                                 Exh. T3C-A-13

                             [For Global Securities]

                                   SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT

      The initial principal amount at maturity of this Security shall be DM[__]. The following decreases/increases in the principal amount at maturity of this Security have been made:

                                                                   Total Principal
                        Decrease in                               Amount at Maturity
Date of Decrease/   Principal Amount at   Increase in Principal     Following such     Notation Made by or
    Increase             Maturity          Amount at Maturity     Decrease/ Increase   on Behalf of Trustee
-----------------   -------------------   ---------------------   ------------------   --------------------





                                 Exh. T3C-A-14

                           [For Definitive Securities]

                                 ASSIGNMENT FORM

      To assign this Security, fill in the form below:

      I or we assign and transfer this Security to

      (Print or type assignee's name, address and zip code)

      (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint ______________________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

_____________________________________________________

Date:________________________________________________

Your Signature:______________________________________


Signature Guarantee: ________________________________
                     (Signature must be guaranteed
                     by a participant in a recognized
                     signature guarantee medallion
                     program)


_____________________________________________________
 Sign exactly as your name appears on the other side
                  of this Security.


                                 Exh. T3C-A-15

                       OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, check the box:

                                      [__]

      If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount: DM

Date:_______________________________    Your Signature:_________________________
      (Sign exactly as your name appears on the other side of the Security)

            Signature Guarantee: _______________________________________
               (Signature must be guaranteed by a participant in a
                recognized signature guarantee medallion program)


                                 Exh. T3C-A-16

                                                                       EXHIBIT B

                       [FORM OF FACE OF EXCHANGE SECURITY]

                             TEXON INTERNATIONAL PLC

                            10% SENIOR NOTE DUE 2008

CUSIP[/CINS] Number [__]

No. _________

      [INCLUDE IF GLOBAL SECURITY--Texon International plc, a public limited company incorporated in England and Wales, promises to pay to the bearer upon surrender hereof the principal sum indicated on Schedule A hereof, on February 1, 2008.

      [INCLUDE IF DEFINITIVE SECURITY--Texon International plc, a public limited company incorporated in England and Wales, promises to pay to [ ], or registered assigns, the principal sum of DM[ ] on February 1, 2008.] Interest Payment
Dates: February 1 and August 1.

      [INCLUDE IF DEFINITIVE SECURITY--Record Dates: January 15 and July 15.]

      Additional provisions of this Security are set forth on the other side of this Security.


[Seal]                                  TEXON INTERNATIONAL PLC,

By: ________________________________    By: ____________________________________
    Name:                                   Name:
    Title:                                  Title:

Dated: January 30, 1998

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK

as Trustee, certifies that
this is one of the Securities
referred to in the Indenture

by ____________________________________
   Authorized Signatory


                                  Exh. T3C-B-1

                   [FORM OF REVERSE SIDE OF EXCHANGE SECURITY]
                            10% Senior Note due 2008

1.    Interest.

      Texon International plc, a public limited company incorporated in England and Wales (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above.

      The Company will pay interest semiannually on February 1 and August 1 of each year, commencing August 1, 1998. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from January 30, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.    Additional Amounts.

      All payments made by the Company on the Securities (whether or not in the form of Definitive Securities) shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, "Taxes") imposed or levied by or on behalf of the United Kingdom or any political subdivision thereof or any authority having power to tax therein (each a "U.K. Tax Authority"), unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes of any U.K. Tax Authority shall at any time be required on any payments made by the Company with respect to the Securities, including payments of principal, redemption price, interest, liquidated damages or premium, the Company shall pay such additional amounts (the "Additional Amounts") as may be necessary in order that the net amounts received in respect of such payments by the Holders of the Securities or the Trustee, as the case may be, after such withholding or deduction, equal the respective amounts which would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no such Additional Amounts shall be payable with respect to:

            (i) in the case of Securities listed on a Recognized Stock Exchange at the time such Additional Amounts would be payable, any payments on a Security held by or on behalf of a Holder or a beneficial owner who is liable for such Taxes in respect of such Security by reason of the Holder or beneficial owner having some connection with the United Kingdom (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the United Kingdom) other than by the mere holding of such Security or enforcement of rights thereunder or the receipt of payments in respect thereof;

            (ii) in the case of Securities listed on a Recognized Stock Exchange at the time such Additional Amounts would be payable, any Taxes that are imposed or withheld as a result of a change in law after the Issue Date where such withholding or imposition is


                                  Exh. T3C-B-2
      by reason of the failure of the Holder or beneficial owner of the Security to comply with any request by the Company to provide information concerning the nationality, residence or identity of such Holder or beneficial owner or to make any declaration or similar claim or satisfy any information or reporting requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such Taxes;

            (iii) except in the case of the winding up of the Company, any Security presented for payment (where presentation is required) in the United Kingdom (unless by reason of the Company's actions presentment could not have been made elsewhere); or

            (iv) any Security presented for payment (where Securities are in the form of Definitive Securities and presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Security been presented on the last day of such 30 day period).

            Such Additional Amounts shall also not be payable where, had the beneficial owner of the Security been the Holder of the Security, he would not have been entitled to payment of Additional Amounts by reason of clauses (i) to
(iv) inclusive above.

            Upon request, the Company shall provide the Trustee with documentation satisfactory to the Trustee evidencing the payment of Additional Amounts. Copies of such documentation shall be made available to the Holders upon request.

3.    Method of Payment.

      [IF GLOBAL SECURITY--The Company will pay interest on the Securities (except defaulted interest, which shall be paid as provided in the Indenture) to the bearer hereof. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the Federal Republic of Germany that at the time of payment is legal tender for payment of public and private debts. Immediately available funds for the payment of the principal of (and premium, if any), interest and Additional Amounts, if any, on this Security due on any Interest Payment Date, Maturity Date, Redemption Date or other repurchase date will be made available to the Paying Agent to permit the Paying Agent to pay such funds to the Holders on such respective dates.[IF REGULATION S SECURITY--Holders of Book-Entry Interests in this Security (including Euroclear and Cedel on behalf of all their account holders) must provide instructions to the DTC for receipt of payments in Deutsche Marks.]]

      [IF RULE 144A OR IAI GLOBAL SECURITY--Amounts payable on the Rule 144A Global Note and the Institutional Accredited Investor Global Note shall be made in U.S. dollars (or in such other coin or currency of the United States of America as at the time of payment is legal tender for the payment therein of public and private debts) except to the extent any holder of Book-Entry Interests in either such Global Note (a "U.S. Book-Entry Holder") elects to receive payments in Deutsche Marks in accordance with the procedures set forth below. To the extent that any U.S. Book-Entry Holder has not made such election in respect of any payment of principal or interest, the aggregate amount designated for all such U.S. Book-Entry Holders in


                                  Exh. T3C-B-3
respect of such payment (the "DM Conversion Amount") will be converted by the Paying Agent into U.S. dollars and paid to or as directed by the Book-Entry Depositary for payment through DTC's settlement system to its relevant participants. All costs of any such conversion and any wire transfers will be deducted from such payments. Any such conversion shall be based on The Bank of New York's bid quotation, at or prior to 11:00 a.m. New York time, on the second New York Business Day (as defined below) preceding the relevant payment date, for the purchase by the Paying Agent of the DM Conversion Amount of U.S. dollars for settlement on such payment date. If such bid quotation is not available for any reason, the Paying Agent will endeavor to obtain a bid quotation from a leading foreign exchange bank in New York City selected by the Paying Agent for such purpose. If no bid quotation from a leading foreign exchange bank is available, payment of the DM Conversion Amount will be made in Deutsche Marks to or as directed by the Book-Entry Depositary for distribution to the account or accounts specified by DTC to the Book-Entry Depositary.

      A U.S. Book-Entry Holder may elect to receive payment of principal and interest with respect to the Notes in Deutsche Marks by causing DTC through its relevant participant to notify the Book-Entry Depositary by the time specified below of (i) such U.S. Book-Entry Holder's election to receive all or a portion of such payment in Deutsche Marks and (ii) wire transfer instructions to a Deutsche Mark account in the Federal Republic of Germany. Such election in respect of any payment must be made by the U.S. Book-Entry Holder at the time and in the manner required by DTC's procedures applicable from time to time and shall, in accordance with such procedures, be irrevocable and shall relate only to such payment. DTC notifications of such election, wire transfer instructions and the amount payable in Deutsche Marks must be received by the Book-Entry Depositary prior to 5:00 p.m. New York time on the tenth day prior to the payment date for the payment of principal. Any payments in Deutsche Marks shall be made by or as directed by the Book-Entry Depositary by wire transfer of same-day funds to Deutsche Mark accounts designated by DTC. The term "New York Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to close.]

      [IF DEFINITIVE SECURITY--The Company will pay interest (except defaulted interest) on the Securities to the Persons who are registered holders of Securities at the close of business on the January 15 or July 15 next preceding the interest payment date even if the Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent at an office of the Paying Agent maintained for such purpose to collect principal payments. The Company will pay principal and interest in Deutsche Marks or such other coin or currency of the Federal Republic of Germany that at the time of payment is legal tender for payment of public and private debts; provided, however, that with respect to any payment of principal or interest on Definitive Securities with an aggregate principal amount in excess of DM1,000,000 held by any Holder or group of Holders, such payment will be made, at the written request of such Holder or Holders (which shall be a single request with appropriate wire transfer instructions), by wire transfer of immediately available funds to the Paying Agent, who in turn will wire such funds to such single account as such Holder or Holders may in writing to the Paying Agent direct; provided further that the Paying Agent has received written wire transfer instructions at least fifteen days prior to the date of any such payment.]


                                  Exh. T3C-B-4

4.    Paying Agent and Registrar.

      Initially, The Bank of New York, a New York banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co- registrar. The Company shall at all times ensure that (i) at least one Paying Agent is located outside the United Kingdom, (ii) if and as long as the Securities are listed on the Luxembourg Stock Exchange, a Paying Agent is located in Luxembourg or such other place as the Luxembourg Stock Exchange may approve and (iii) if and so long as the Securities are listed on any other securities exchange, any requirements of such securities exchange as to Paying Agents are satisfied.

5.    Indenture.

      The Company issued the Securities under an Indenture dated as of January 30, 1998 ("Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

      The Securities are general unsecured obligations of the Company limited to DM245.0 million aggregate principal amount at any one time outstanding (subject to Section 2.07 of the Indenture). This Security is one of the Initial Securities referred to in the Indenture. The Securities include the Initial Securities and any Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the issuance of debt by the Company, the payment of dividends and other distributions and acquisitions or retirements of the Company's Capital Stock and Subordinated Obligations, the incurrence by the Company and its Subsidiaries of Liens on its property and assets which do not equally and ratably secure the Securities, the sale or transfer of assets and Subsidiary Stock, investments by the Company, the lines of business in which the Company may operate, consolidations, mergers and transfers of all or substantially all of the Company's assets, sale and leaseback transactions and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Subsidiaries to restrict distributions and dividends from Subsidiaries. The limitations are subject to a number of important qualifications and exceptions.

6.    Optional Redemption.

      The Securities will be redeemable, at the Company's option, in whole or in part, at any time on or after February 1, 2003, and prior to maturity. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest and Additional Amounts, if any, to the redemption date (and in the case of Definitive Securities, subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date and Additional Amounts, if any, in respect thereof), if redeemed during the 12-month period commencing February 1 of the years set forth below:


                                  Exh. T3C-B-5

      YEAR                                               REDEMPTION PRICE
      ------------------------------------------------   ----------------
      2003 ...........................................       105.000%
      2004 ...........................................       103.333%
      2005 ...........................................       101.667%
      2006 and thereafter ............................       100.000%

      In addition, at any time and from time to time prior to February 1, 2001, the Company may redeem in the aggregate up to 33 1/3% of the original aggregate principal amount of the Securities with the proceeds of one or more Equity Offerings by the Company, at a redemption price (expressed as a percentage of principal amount thereof of 110% plus accrued interest and Additional Amounts, if any, to the redemption date (and in the case of Definitive Securities, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts, if any, in respect thereof); provided, however, that at least 66 2/3% of the original aggregate principal amount of the Securities must remain outstanding after each such redemption; and provided, further, that such redemption shall occur within 90 days of the date of the closing of any such Equity Offering.

7.    Optional Tax Redemption.

      The Securities may also be redeemed, at the option of the Company, in whole but not in part, at any time upon giving not less than 30 nor more than 60 days' notice to the Holders (which notice shall be irrevocable), at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed by the Company for redemption (a "Tax Redemption Date") and all Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if the Company determines that, as a result of (i) any change in, or amendment to, the laws or treaties (or any regulations, protocols or rulings promulgated thereunder) of the United Kingdom (or any political subdivision or taxing authority of the United Kingdom) affecting taxation, which change or amendment becomes effective on or after the Issue Date, (ii) any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the Issue Date or (iii) the issuance of Definitive Securities due to (A) DTC being at any time unwilling or unable to continue as or ceasing to be a clearing agency registered under the Exchange Act, and a successor to DTC registered as a clearing agency under the Exchange Act is not able to be appointed by the Company within 90 days or (B) the Depositary being at any time unwilling or unable to continue as a Depositary and a successor Depositary is not able to be appointed by the Company within 90 days, the Company is, or on the next interest payment date would be, required to pay Additional Amounts, and the Company determines that such payment obligation cannot be avoided by the Company taking reasonable measures. Notwithstanding the foregoing, no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to make such payment or withholding if a payment in respect of the Securities were then due. Prior to the publication or, where relevant, mailing of any notice of redemption of the Securities pursuant to the foregoing, the Company will deliver to the Trustee an opinion of a tax counsel reasonably satisfactory to the Trustee to the effect that the circumstances referred to above exist. The Trustee shall accept such opinion as


                                  Exh. T3C-B-6
sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the Holders.

8.    Notice of Redemption.

      Notice of redemption will be given at least 30 days but not more than 60 days before the Redemption Date by publishing in a leading newspaper having a general circulation in New York (which is expected to be the Wall Street Journal) (and, if and so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange shall so require, a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort)) or, in the case of Definitive Securities, mailing notice to each Holder of Securities to be redeemed at such Holder's registered address. Such notice shall also be given in accordance with any applicable requirements of any other securities exchange on which the Securities are listed. Securities in denominations larger than DM1,000 may be redeemed in part but only in whole multiples of DM1,000. If money sufficient to pay the redemption price of and accrued interest and Additional Amounts, if any, on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest and Additional Amounts, if any, will cease to accrue on such Securities (or such portions thereof) called for redemption.

9.    Change of Control Offer.

      Upon a Change of Control, the Company will be required to make an offer to purchase, subject to certain conditions specified in the Indenture, all outstanding Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and Additional Amounts, if any, to the date of repurchase (and in the case of Definitive Securities subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date and Additional Amounts, if any, in respect thereof) as provided in, and subject to the terms of, the Indenture. Holders of Securities that are subject to an offer to purchase will receive such an offer from the Company and may elect to have such Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

10.   Limitation on Sale of Assets.

      When the aggregate amount of Net Available Cash (after application in accordance with Section 4.06(a)(iii) of the Indenture) from any particular Asset Disposition exceeds (Pounds)3.0 million (which amount shall be calculated as set forth in Section 4.06(b) of the Indenture), the Company will be obligated to make an offer to purchase the maximum principal amount of Securities, that is an integral multiple of DM1,000, that may be purchased with the Net Available Cash allotted to such offer at a purchase price of 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, to the date fixed for the closing of such offer. If the aggregate principal amount of Securities surrendered by Holders thereof exceeds the amount of Net Available Cash allotted to such offer, subject to applicable law, the Trustee shall select the Securities to be redeemed in accordance with the Indenture; provided, however, that no Securities of DM1,000 or less shall be purchased in part. Holders of Securities that are the subject of an offer to purchase will receive such an offer from the Company in the


                                  Exh. T3C-B-7
manner provided in the Indenture (which may be by publication) prior to any related purchase date and may elect to have such Securities purchased by completing the form entitled "Option of Holders to Elect Purchase" appearing below.

11.   Denominations; Transfer; Exchange.

      [IF GLOBAL SECURITY-- The Securities are in bearer form without coupons in denominations of DM1,000 and whole multiples of DM1,000.]

      [IF DEFINITIVE SECURITY-- The Securities are in registered form without coupons in denominations of DM1,000 and whole multiples of DM1,000.]

      A Holder may transfer or exchange Securities in accordance with the Indenture. The Trustee or the Depositary may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and other certifications (including certifications to ensure compliance with applicable securities laws) and to pay any taxes and fees required by law or permitted by the Indenture. The Company shall not be required to make, and the Registrar need not register transfers or exchanges of, Definitive Securities selected for redemption (except, in the case of Definitive Securities to be redeemed in part, the portion thereof not to be redeemed) or any Definitive Securities for a period of 15 days before a selection of Definitive Securities to be redeemed.

12.   Persons Deemed Owners.

      [IF GLOBAL SECURITY--The bearer of this Security shall be treated as the owner of it for all purposes, subject to the terms of the Indenture.] [IF DEFINITIVE SECURITY--The registered Holder of this Security shall be treated as the owner of it for all purposes, subject to the terms of the Indenture.]

13.   Unclaimed Money.

      If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

14.   Discharge and Defeasance.

      Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee cash in Deutsche Marks or Federal Republic of Germany Obligations for the payment of principal of and interest on the Securities to redemption or maturity, as the case may be.

15.   Amendment, Waiver.

      Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities (including consents obtained in connection with a tender offer or exchange offer for the Securities) and (ii) any default or noncompliance with any


                                  Exh. T3C-B-8
provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities (including consents obtained in connection with a tender offer or exchange offer for the Securities). Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any other change that does not adversely affect the rights of any Securityholder, or to provide for the issuance and authorization of the Exchange Securities.

16.   Defaults and Remedies.

      Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 6 or 7 of the Securities, upon acceleration or other wise; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or any Subsidiary if the amount accelerated (or so unpaid) exceeds (Pounds)7,500,000 or its foreign currency equivalent; (v) certain events of bankruptcy or insolvency with respect to the Company and its Subsidiaries; and (vi) certain judgments or decrees for the payment of money in excess of (Pounds)7,500,000 or its foreign currency equivalent against the Company or a Subsidiary. If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable immediately. Certain events of bankruptcy, insolvency, or reorganization are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

      Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may with hold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interest of the Holders.

17.   Successors.

      Subject to certain exceptions set forth in the Indenture, when a successor assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.


                                  Exh. T3C-B-9

18.   Trustee Dealings with the Company.

      Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may other wise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

19.   No Recourse Against Others.

      A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

20.   Authentication.

      This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

21.   Abbreviations.

      Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM ("tenants in common"), TEN ENT ("tenants by the entireties"), JT TEN ("joint tenants with rights of survivorship and not as tenants in common"), CUST ("custodian"), and U/G/M/A ("Uniform Gift to Minors Act").

22.   CUSIP [and CINS] Numbers.

      Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP [and CINS] numbers to be printed on the Securities and has directed the Trustee to use CUSIP [and CINS] numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

23.   Governing Law.

      The laws of the State of New York shall govern the Indenture and the Securities without regard to conflict of law provisions thereof to the extent that the application of the laws of another jurisdiction would be required thereby.


                                 Exh. T3C-B-10

      THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE SECURITY HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO:

                  TEXON INTERNATIONAL PLC

                  ATTENTION: SECRETARY
                  100 ROSS WALK
                  LEICESTER, U.K. LE4 5BX


                                 Exh. T3C-B-11

                             [For Global Securities]

                                   SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT

      The initial principal amount at maturity of this Security shall be DM[__]. The following decreases/increases in the principal amount at maturity of this Security have been made:

                                                                   Total Principal
                        Decrease in                               Amount at Maturity
Date of Decrease/   Principal Amount at   Increase in Principal     Following such     Notation Made by or
    Increase             Maturity          Amount at Maturity     Decrease/ Increase   on Behalf of Trustee
-----------------   -------------------   ---------------------   ------------------   --------------------





                                 Exh. T3C-B-12

                           [For Definitive Securities]

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

      (Print or type assignee's name, address and zip code)

      (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint __________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date: ______________________________    Your Signature: ________________________

Signature Guarantee: ___________________________________________________
                     (Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)


_________________________________________
(Sign exactly as your name appears on the other side of the Security)


                                 Exh. T3C-B-13

                       OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to
              Section 4.06 or 4.08 of the Indenture, check the box:

                                      [__]

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount:

                                       DM

Date: ______________________________    Your Signature:_________________________
      (Sign exactly as your name appears on the other side of the Security)

    Signature Guarantee: ___________________________________________________
                         (Signature must be guaranteed by a participant in a
                          recognized signature guarantee medallion program)


                                 Exh. T3C-B-14

                                                                       EXHIBIT C

                        FORM OF TRANSFER CERTIFICATE - *
                             U.S. GLOBAL SECURITY TO
                          REGULATION S GLOBAL SECURITY
                          DURING THE RESTRICTED PERIOD
                  (Transfers pursuant to Section 2.06(a)(i)(1)
                                of the Indenture)

The Bank of New York, as Depositary
101 Barclay Street
Floor 21 West
New York, NY 10286

Attention: Corporate Trust Trustee Administration

Re:   Texon International plc
      10% Senior Notes
      due 2008 (the "Securities")

      Reference is hereby made to the Indenture dated as of January 30, 1998 (the "Indenture"), between Texon International plc (the "Company") and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      This letter relates to DM245.0 million aggregate principal amount of Securities which are evidenced by the [Rule 144A Global Securities (CUSIP No. 883060AA3)] [IAI Global Securities (CUSIP No. 883060AB1)] and held by you on behalf of The Depository Trust Company who in turn is holding an interest therein on behalf of the undersigned (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Securities to a Person who, during the Restricted Period, will take delivery thereof in the form of an equal aggregate principal amount of Securities evidenced by the Regulation S Global Security (CINS No. G87667AA2), which amount, immediately after such transfer, is to be held through the Euroclear Operator or Cedel or both.

      In connection with such request and in respect of such Securities, the Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with Rule 903 or Rule 904 under the United States Securities Act of 1933, as amended (the "Securities Act") and accordingly the Transferor does hereby further certify that:

            (1) the offer of the Securities was not made to a person in the United States or to or for the account or benefit of a U.S. person;

            (2) either:

            (A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or


                                  Exh. T3C-C-1

            (B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

            (3) no directed selling efforts have been made in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable;

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

            (5) upon completion of the transaction, the beneficial interest being transferred as described above will be held through the Euroclear Operator or Cedel or both.

      This certificate and the statements contained herein are made for the benefit of the Company, the Note Guarantors and the Initial Purchaser. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

Dated:                                  [Insert Name of Transferor]


                                        By: ____________________________________
                                            Name:
                                            Title:

                                        (If the transferor is a corporation,
                                        partnership or fiduciary, the title to
                                        the Person signing on behalf of such
                                        transferor must be stated.)

----------
* If the Security is a Definitive Security, appropriate changes need to be made to this form of transfer certificate.


                                  Exh. T3C-C-2

                                                                       EXHIBIT D

                         FORM OF TRANSFER CERTIFICATE -*
                             U.S. GLOBAL SECURITY TO
                          REGULATION S GLOBAL SECURITY
                           AFTER THE RESTRICTED PERIOD
                  (TRANSFERS PURSUANT TO SECTION 2.06(A)(I)(2)
                                OF THE INDENTURE)

The Bank of New York, as Depositary
101 Barclay Street
Floor 21 West
New York, NY 10286

Attention: Corporate Trust Trustee Administration

Re:   Texon International plc
      10% Senior Notes
      due 2008 (the "Securities")

      Reference is hereby made to the Indenture dated as of January 30, 1998 (the "Indenture"), between Texon International plc (the "Company") and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      This letter relates to DM245.0 million aggregate principal amount of Securities which are evidenced by the [Rule 144A Global Securities (CUSIP No. 883060AA3)] [IAI Global Securities (CUSIP No. 883060AB1)] and held by you on behalf of The Depository Trust Company who in turn is holding an interest therein on behalf of the undersigned (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Securities to a Person who will take delivery thereof in the form of an equal aggregate principal amount of Securities evidenced by the Regulation S Global Security (CINS No. G87667AA2).

      In connection with such request and in respect of such Securities, the Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with Rule 903 and Rule 904 under the United States Securities Act of 1933, as amended (the "Securities Act") and accordingly the Transferor does hereby certify that:

            (1) the offer of the Securities was not made to a person in the United States or to or for the account or benefit of a U.S. person;

            (2) either:

            (A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or


                                  Exh. T3C-D-1

            (B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in
            contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable; and

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

      This certificate and the statements contained herein are made for the benefit of the Company, the Note Guarantors and the Initial Purchaser. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

Dated:                                  [Insert Name of Transferor]


                                        By: ____________________________________
                                            Name:
                                            Title:

                                        (If the transferor is a corporation,
                                        partnership or fiduciary, the title to
                                        the Person signing on behalf of such
                                        transferor must be stated.)

----------
* If the Security is a Definitive Security, appropriate changes need to be made to this form of transfer certificate.


                                  Exh. T3C-D-2

                                                                       EXHIBIT E

                        FORM OF TRANSFER CERTIFICATE - *
                         REGULATION S GLOBAL SECURITY TO
                              U.S. GLOBAL SECURITY
                          DURING THE RESTRICTED PERIOD
                  (TRANSFERS PURSUANT TO SECTION 2.06(A)(I)(3)
                                OF THE INDENTURE)

The Bank of New York, as Depositary
101 Barclay Street
Floor 21 West
New York, NY 10286

Attention: Corporate Trust Trustee Administration

Re:   Texon International plc
      10% Senior Notes
      due 2008 (the "Securities")

      Reference is hereby made to the Indenture dated as of January 30, 1998 (the "Indenture"), between Texon International plc (the "Company") and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      This letter relates to DM245.0 million aggregate principal amount of Securities which are evidenced by the Regulation S Global Security (CINS No. G87667AA2) and held by you on behalf of the Depository Trust Company who in turn is holding an interest therein on behalf of [insert name of transferor] (the "Transferor") through the Euroclear Operator or Cedel or both. The Transferor has requested a transfer of such beneficial interest in the Securities to a Person who, and during the Restricted Period, will take delivery thereof in the form of an equal principal amount of Securities evidenced by the [Rule 144A Global Security (CUSIP No. 883060AA3)] [IAI Global Security (CUSIP No. 883060AB1)].

      In connection with such request and in respect of such Securities, the Transferor does hereby certify that such transfer has been [effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended, and accordingly the Transferor does hereby further certify that the Transferor and any person acting on its behalf reasonably believes (i) the transferee of such Securities is purchasing the Securities for its own account, or for one or more accounts with respect to which such transferee exercises sole investment discretion, (ii) such transferee and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, and (iii) such transferee is purchasing the Securities in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States.]** [(i) made to an Institutional Accredited Investor purchasing for its own account, or for the account of an Institutional Accredited Investor, in a principal amount of Notes of DM500,000 or greater, that has furnished to the


                                  Exh. T3C-E-1

Depositary a signed letter in substantially the form set forth in Annex A hereto and (ii) effected in accordance with any applicable securities laws of any state of the United States.]***

      This certificate and the statements contained herein are made for the benefit of the Company, the Note Guarantors and the Initial Purchaser.

Dated:

                                        [Insert Name of Transferor]


                                        By: ____________________________________
                                            Name:
                                            Title:

                                        (If the transferor is a corporation,
                                        partnership or fiduciary, the title of
                                        the Person signing on behalf of such
                                        transferor must be stated.)

----------
* If the Security is a Definitive Security, appropriate changes need to be made to this form of transfer certificate.

**    Include if transfer is to the Rule 144A Global Security.

***   Include if transfer is to the IAI Global Security.


                                  Exh. T3C-E-2

                                                                       EXHIBIT F

                        FORM OF TRANSFER CERTIFICATE - *
                                 IAI SECURITY TO
                            RULE 144A GLOBAL SECURITY
                  (TRANSFERS PURSUANT TO SECTION 2.06(A)(I)(4)
                                OF THE INDENTURE)

The Bank of New York, as Depositary
101 Barclay Street
Floor 21 West
New York, NY 10286

Attention: Corporate Trust Trustee Administration

Re:   Texon International plc
      10% Senior Notes
      due 2008 (the "Securities")

      Reference is hereby made to the Indenture dated as of January 30, 1998 (the "Indenture"), between Texon International plc (the "Company") and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      This letter relates to DM245.0 million aggregate principal amount of Securities which are evidenced by the IAI Global Security (CUSIP No. 883060AB1) and held by you on behalf of the Depository Trust Company who in turn is holding an interest therein on behalf of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Securities to a Person who will take delivery thereof in the form of an equal principal amount of Securities evidenced by the Rule 144A Global Security (CUSIP No. 883060AA3).

      In connection with such request and in respect of such Securities, the Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended, and accordingly the Transferor does hereby further certify that the Transferor and any person acting on its behalf reasonably believes (i) the transferee of such Securities is purchasing the Securities for its own account, or for one or more accounts with respect to which such transferee exercises sole investment discretion, (ii) such transferee and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, and (iii) such transferee is purchasing the Securities in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States.

      This certificate and the statements contained herein are made for the benefit of the Company, the Note Guarantors and the Initial Purchaser.


                                  Exh. T3C-F-1

Dated:                                  [Insert Name of Transferor]

                                        By: ____________________________________
                                            Name:
                                            Title:

                                        (If the transferor is a corporation,
                                        partnership or fiduciary, the title of
                                        the Person signing on behalf of such
                                        transferor must be stated.)

----------
* If the Security is a Definitive Security, appropriate changes need to be made to this form of transfer certificate.


                                  Exh. T3C-F-2

                                                                       EXHIBIT G

                        FORM OF TRANSFER CERTIFICATE - *
                              RULE 144A SECURITY TO
                               IAI GLOBAL SECURITY
                  (TRANSFERS PURSUANT TO SECTION 2.06(A)(I)(5)
                                OF THE INDENTURE)

The Bank of New York, as Depositary
101 Barclay Street
Floor 21 West
New York, NY 10286

Attention: Corporate Trust Trustee Administration

Re:   Texon International plc
      10% Senior Notes
      due 2008 (the "Securities")

      Reference is hereby made to the Indenture dated as of January 30, 1998 (the "Indenture"), between Texon International plc (the "Company") and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      This letter relates to DM245.0 million aggregate principal amount of Securities which are evidenced by the Rule 144A Global Security (CUSIP No. 883060AA3) and held by you on behalf of the Depository Trust Company who in turn is holding an interest therein on behalf of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Securities to a Person who will take delivery thereof in the form of an equal principal amount of Securities evidenced by the IAI Global Security (CUSIP No. 883060AB1).

      In connection with such request and in respect of such Securities, the Transferor does hereby certify that such transfer has been (i) made to an Institutional Accredited Investor purchasing for its own account, or for the account of an Institutional Accredited Investor, in a principal amount of Notes of DM500,000 or greater, that has furnished to the Depositary a signed letter substantially in the form set forth in Annex A hereto and (ii) effected in accordance with any applicable securities laws of any state of the United States.

      This certificate and the statements contained herein are made for the benefit of the Company, the Note Guarantors and the Initial Purchaser.


                                  Exh. T3C-G-1

Dated:                                  [Insert Name of Transferor]

                                        By: ____________________________________
                                            Name:
                                            Title:

                                        (If the transferor is a corporation,
                                        partnership or fiduciary, the title of
                                        the Person signing on behalf of such
                                        transferor must be stated.)

----------
* If the Security is a Definitive Security, appropriate changes need to be made to this form of transfer certificate.

                                                                       EXHIBIT H

                        FORM OF EXCHANGE CERTIFICATE - *
                        EXCHANGES OF U.S. GLOBAL SECURITY
                        FOR REGULATION S GLOBAL SECURITY
                   (EXCHANGE PURSUANT TO SECTION 2.06(A)(I)(6)
                                OF THE INDENTURE)

The Bank of New York, as Depositary
101 Barclay Street
Floor 21 West
New York, NY 10286

Attention: Corporate Trust Trustee Administration

Re:   Texon International plc
      10% Senior Notes
      due 2008 (the "Securities")

      Reference is hereby made to the Indenture dated as of January 30, 1998 (the "Indenture"), between Texon International plc (the "Company") and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      This letter relates to DM245.0 million aggregate principal amount of Securities which are evidenced by the [Rule 144A Global Security (CUSIP No. 883060AA3)] [IAI Global Security (CUSIP No. 883060AB1)] and held by you on behalf of The Depository Trust Company who in turn is holding an interest therein on behalf of the undersigned (the "Beneficial Owner"). The Beneficial Owner has requested that its beneficial interest in such Securities be exchanged for a beneficial interest in an equal aggregate principal amount of Securities evidenced by the Regulation S Global Security (CINS No. G87667AA2).

      In connection with such request and in respect of such Securities, the Beneficial Owner does hereby certify that (a) upon such exchange, it will be the beneficial owner of such Securities, (b) it is [not a U.S. person (as defined in Regulation S under the Securities Act) and is]** located outside the United States (within the meaning of Regulation S) and acquired, or has agreed to acquire and upon such exchange will have acquired, such Securities in an offshore transaction (within the meaning of Regulation S) outside the United States and otherwise in compliance with Regulation S[, (c) it is not an "affiliate" (as defined in Rule 144 under the Securities Act) of the Company or a person acting on behalf of such an affiliate and (d) it is not in the business of buying and selling securities or, if it is in such business, it did not acquire such Securities from the Company or any affiliate thereof in the initial distribution of the Securities].** [In addition, the Beneficial Owner hereby agrees that it will not, on or before the 40th day after the Issue Date, offer, sell, pledge or otherwise transfer the Securities issued in such exchange except
(a) to a Person who it reasonably believes (or it and anyone acting on its behalf reasonably believes) is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A and in


                                  Exh. T3C-H-1
accordance with any applicable securities laws of any state of the United States, (b) in an offshore transaction meeting the requirements of Rule 903 or Rule 904 under the Securities Act or (c) to an Institutional Accredited Investor purchasing for its own account or for the account of such an Institutional Accredited Investor, in each case in a minimum principal amount of Notes of DM500,000, that has delivered to the Depositary a transfer letter in the form required by the Indenture which provides among other things, that the transferee is acquiring such Notes not for distribution in violation of the Securities Act, and, in each case, in accordance with any applicable securities laws of any state of the United States.]**

      This certificate and the statements contained herein are made for the benefit of the Company, the Note Guarantors and the Initial Purchaser.

Dated: [Insert Name of Beneficial Owner]


                                        By: ____________________________________
                                            Name:
                                            Title:

                                        (If the Beneficial Owner is a
                                        corporation, partnership or fiduciary,
                                        the title of the Person signing on
                                        behalf of such transferor must be
                                        stated.)

----------
* If the Security is a Definitive Security, appropriate changes need to be made to this form of exchange certificate.

** Insert these bracketed provisions only if the exchange will occur during the Restricted Period.


                                  Exh. T3C-H-2

                                                                       EXHIBIT I

                         FORM OF EXCHANGE CERTIFICATE -*
                    EXCHANGES OF REGULATION S GLOBAL SECURITY
                            FOR U.S. GLOBAL SECURITY
                   (EXCHANGE PURSUANT TO SECTION 2.06(A)(I)(5)
                                OF THE INDENTURE)

The Bank of New York, as Depositary
101 Barclay Street
Floor 21 West
New York, NY 10286

Attention: Corporate Trust Trustee Administration

Re:   Texon International plc
      10% Senior Notes
      due 2008 (the "Securities")

      Reference is hereby made to the Indenture dated as of January 30, 1998 (the "Indenture"), between Texon International plc (the "Company") and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      This letter relates to DM245.0 million aggregate principal amount of Securities which are evidenced by the Regulation S Global Security (CINS No. G87667AA2) and held by you on behalf of The Depository Trust Company who in turn is holding an interest therein on behalf of the undersigned (the "Beneficial Owner"). The Beneficial Owner has requested that its beneficial interest in such Securities be exchanged for a beneficial interest in an equal aggregate principal amount of Securities evidenced by the [Rule 144A Global Security (CUSIP No. 883060AA3)] [IAI Global Security (CUSIP No. 883060AB1)].

      In connection with such request and in respect of such Securities, as the Beneficial Owner we acknowledge (or if we are acting for the account of another Person, such Person has confirmed to us in writing that it acknowledges) that the Securities have not been and will not be registered under the Securities Act of 1933, as amended (the "Act").

      We certify that we are (or it is) the beneficial owner of the Securities and that we are (or it is) [a "qualified institutional buyer": (as defined in Rule 144A under the Act) acting for our own account or for the account of one or more qualified institutional buyers, and, accordingly, we agree (or if we were acting for the account of one or more qualified institutional buyers, each such qualified institutional buyer]** [an Institutional Accredited Investor acting for our own account or on the account of an Institutional Accredited Investor, exchanging beneficial interests in an aggregate principal amount of Notes of DM500,000 or greater, have (or it has) furnished the Depositary a signed letter substantially in the form set forth in Annex A hereto, and accordingly, we agree (or if we are acting on behalf of an Institutional Accredited Investor, such Institutional Accredited Investor]*** has confirmed to us that it agrees) that we (or it) will not


                                  Exh. T3C-I-1
offer, sell, pledge or otherwise transfer the Securities except in accordance with the Private Placement Legend set forth in the Securities which limits sales, among other things, (i) (A) to a Person whom we and anyone acting on our behalf reasonably believe (or it and anyone acting on its behalf reasonably believes) is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (B) pursuant to the exemption from registration under the Act provided by Rule 144 (if available) or (C) to an Institutional Accredited Investor purchasing for its own account or for the account of an Institutional Accredited Investor, in a minimum principal amount of Notes of DM500,000 that delivers a letter to the Depositary in the form required by the Indenture, in each case in accordance with any applicable securities laws of the states of the United States or (ii) in an offshore transaction meeting the requirements of Rule 903 or Rule 904 of Regulation S, in each case subject to the requirements of the Indenture.

      If we are a broker-dealer, we further certify that we are acting for the account of our customer and that our customer has confirmed the accuracy of the representations contained herein that are applicable to it (including the representations with respect to beneficial ownership).

      This certificate and the statements contained herein are made for the benefit of the Company, the Note Guarantors and the Initial Purchaser. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

Dated:                                  [Insert Name of Transferor]


                                        By: ____________________________________
                                            Name:
                                            Title:

                                        (If the transferor is a corporation,
                                        partnership or fiduciary, the title to
                                        the Person signing on behalf of such
                                        transferor must be stated.)

----------
* If the Security is a Definitive Security, appropriate changes need to be made to this form of transfer certificate.

**    For exchange into Rule 144A Global Security.

***   For exchange into IAI Global Security.


                                  Exh. T3C-I-2

                                                                       EXHIBIT J

                         FORM OF EXCHANGE CERTIFICATE -*
                        EXCHANGES OF U.S. GLOBAL SECURITY
                        FOR ANOTHER U.S. GLOBAL SECURITY
                   (EXCHANGE PURSUANT TO SECTION 2.06(A)(I)(6)
                                OF THE INDENTURE)

The Bank of New York, as Depositary
101 Barclay Street
Floor 21 West
New York, NY 10286

Attention: Corporate Trust Trustee Administration

Re:   Texon International plc
      10% Senior Notes
      due 2008 (the "Securities")

      Reference is hereby made to the Indenture dated as of January 30, 1998 (the "Indenture"), between Texon International plc (the "Company") and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      This letter relates to DM245.0 million aggregate principal amount of Securities which are evidenced by the [Rule 144A Global Security (CUSIP No. 883060AA3)] [IAI Global Security (CUSIP No. 883060AB1)] and held by you on behalf of The Depository Trust Company who in turn is holding an interest therein on behalf of the undersigned (the "Beneficial Owner"). The Beneficial Owner has requested that its beneficial interest in such Securities be exchanged for a beneficial interest in an equal aggregate principal amount of Securities evidenced by the [Rule 144A Global Security (CUSIP No. 883060AA3)] [IAI Global Security (CUSIP No. 883060AB1)].

      In connection with such request and in respect of such Securities, as the Beneficial Owner we acknowledge (or if we are acting for the account of another Person, such Person has confirmed to us in writing that it acknowledges) that the Securities have not been and will not be registered under the Securities Act of 1933, as amended (the "Act").

      We certify that we are (or it is) the beneficial owner of the Securities and that we are (or it is) [a "qualified institutional buyer": (as defined in Rule 144A under the Act) acting for our own account or for the account of one or more qualified institutional buyers, and, accordingly, we agree (or if we were acting for the account of one or more qualified institutional buyers, each such qualified institutional buyer]** [an Institutional Accredited Investor acting for our own account or the account of an Institutional Accredited Investor, exchanging beneficial interests in an aggregate principal amount of Notes of DM500,000 or greater, and have (or it has) furnished the Depositary a signed letter substantially in the form set forth in Annex A hereto, and accordingly, we agree (or if we are acting on behalf of an Institutional Accredited Investors, such


                                  Exh. T3C-J-1

Institutional Accredited Investor]*** has confirmed to us that it agrees) that we (or it) will not offer, sell, pledge or otherwise transfer the Securities except (i) (A) to a Person whom we and anyone acting on our behalf reasonably believe (or it and anyone acting on its behalf reasonably believes) is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (B) pursuant to the exemption from registration under the Act provided by Rule 144 (if available) or (C) to an Institutional Accredited Investor purchasing for its own account or for the account of such an Institutional Accredited Investor, in a minimum principal amount of Notes of DM500,000, that delivers a letter to the Depositary in the form required by the Indenture, in each case in accordance with any applicable securities laws of the states of the United States or (ii) in an offshore transaction meeting the requirements of Rule 903 or Rule 904 of Regulation S.

      If we are a broker-dealer, we further certify that we are acting for the account of our customer and that our customer has confirmed the accuracy of the representations contained herein that are applicable to it (including the representations with respect to beneficial ownership).

      This certificate and the statements contained herein are made for the benefit of the Company, the Note Guarantors and the Initial Purchaser. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

Dated:                                  [Insert Name of Transferor]


                                        By: ____________________________________
                                            Name:
                                            Title:

                                        (If the transferor is a corporation,
                                        partnership or fiduciary, the title to
                                        the Person signing on behalf of such
                                        transferor must be stated.)

----------
* If the Security is a Definitive Security, appropriate changes need to be made to this form of transfer certificate.

**    For exchanges into Rule 144A Global Security.

***   For exchanges into IAI Global Security.


                                  Exh. T3C-J-2

                                                                         ANNEX A

                                     FORM OF
                       TRANSFEREE LETTER OF REPRESENTATION

Texon International plc
c/o The Bank of New York
101 Barclay Street
Floor 21 West
New York, NY 10286

Dear Sirs:

      This certificate is delivered to request a transfer of DM __________ principal amount of the 10% Senior Notes due 2008 (the "Notes") of Texon International plc (the "Company").

      Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name: _____________________________

Address: __________________________

Taxpayer ID Number: _______________

      The undersigned represents and warrants to you that:

      1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")), purchasing for our own account or for the account of such an institutional "accredited investor" at least DM500,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes and invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

      2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a)(1) to the Company, (2) pursuant to a registration statement which has been declared effective and remains effective under the Securities Act, (3) for so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act ("Rule 144A"), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that is purchasing for its own account or for the account of a QIB and to whom notice is given that the


                              Exh. T3C - Annex A-1
transfer is being made in reliance on Rule 144A, (4) in an offshore transaction within the meaning of, and in compliance with, Regulation S under the Securities Act, (5) to an "accredited investor" within the meaning of Rule 501(a)(1), (2),
(3) or (7) under the Securities Act that is an institutional investor (an "Institutional Accredited Investor") purchasing for its own account or for the account of such an Institutional Accredited Investor, in each case in a minimum principal amount of Notes of DM500,000, or (6) pursuant to any other available exemption from the registration requirements of the Securities Act and (b) in accordance with all applicable securities laws of the states of the U.S., subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (5) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Book-Entry Depositary, which shall provide, among other things, that the transferee is an Institutional Accredited Investor within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes not for distribution in violation of the Securities Act. We acknowledge that the Company reserves the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Notes (including beneficial interests in the Global Notes) pursuant to clause (a)(4), (a)(5) or
(a)(6) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and, prior to any offer, sale or other transfer pursuant to clause (a)(1) through (a)(6) above, to require the transfer certifications required pursuant to the Indenture and the Note Depositary Agreement.

TRANSFEREE: ___________________________

By: ___________________________________


                              Exh. T3C - Annex A-2

                           ---------------------------

                           TEXON INTERNATIONAL LIMITED

                       (formerly Texon International PLC)


                            10% Senior Notes due 2010


                                  DM 61,250,000

                           ---------------------------

                          FIRST SUPPLEMENTAL INDENTURE


                          Dated as of November 22, 2002

                                     to the

                                    INDENTURE

           In respect of Texon International Limited's DM 245,000,000
                            10% Senior Notes due 2008


                          Dated as of January 30, 1998

                           ---------------------------

                              THE BANK OF NEW YORK,

                                     Trustee


                               Exh. T3C - Supp.-1

      FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of November 22, 2002, to the indenture dated as of January 30, 1998 (the "Indenture") between TEXON INTERNATIONAL LIMITED (formerly Texon International plc), a limited company incorporated in England and Wales (the "Company") and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the "Trustee").

      WHEREAS:

      (A) Pursuant to the Indenture between the Company and the Trustee, the Company authorised the issue of DM 245,000,000 10% Senior Notes due 2008 (the "Securities");

      (B) Pursuant to an order (the "Order") of the High Court of Justice of England and Wales (the "High Court") dated November 7, 2002, the High Court has sanctioned a scheme of arrangement pursuant to section 425 of the Companies Act 1985 (the "Scheme of Arrangement") between the Company and the scheme creditors named therein which is binding on all scheme creditors (whether or not such scheme creditors have voted in favour of the scheme), the terms of which provide, inter alia, that:

            (i) 75% of the outstanding principal amount of each of the Securities (totalling (euro)93, 949,883) be redeemed, and 75% of the accrued but unpaid interest on the Securities from 1 August 2002 up to and including the effective date of the Scheme of Arrangement, 50% of the interest due on the Securities on 1 August 2002 (totalling
      (euro)3,131,663) and all interest upon overdue interest for late payment of the interest due on 1 August 2002, be satisfied and discharged, all by way of the issue of the ordinary shares and preference shares referred to in sub-paragraph (iii) below to the beneficial holders of the Securities;

            (ii) certain of the terms and conditions of the remaining Securities as set out in the Indenture be amended, including amendments extending the maturity date by two years to 1 February 2010 and making the Securities redeemable by the Company at any time; and

            (iii) the beneficial holders of the Securities referred to in the Scheme of Arrangement receive ordinary shares and preference shares representing 90% of the issued share capital of the Company.

      (C) Pursuant to the terms of the Scheme of Arrangement and the Order, (i) the Company and the Trustee have been directed to enter into this Supplemental Indenture; and (ii) upon the amendments referred to above and more fully described herein taking effect in accordance with the Order, the respective rights and obligations of the Company and the Holders of the Securities will be governed, subject and without prejudice to the terms of the Scheme of Arrangement, solely by the Indenture as amended and supplemented by this Supplemental Indenture in accordance with the Scheme of Arrangement;

      (E) Pursuant to an order dated November 15, 2002, the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") has granted a permanent injunction and other relief (the "Injunction") under
Section 304 of the U.S. Bankruptcy Code, enforcing the terms of the Scheme of Arrangement in the United States against all scheme creditors and providing, inter alia, that the Trustee is authorized and directed to execute and deliver this Supplemental Indenture in accordance with the Scheme of Arrangement; and

      (F) Based on the Scheme of Arrangement, the Order and the Injunction, and solely in order to reflect the changes to the terms of the Indenture and the Securities required under the Scheme of Arrangement, the Order and the Injunction, the Trustee has agreed to enter into this Supplemental Indenture.

      NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSES:

      The Company covenants and agrees with the Trustee, for the equal and proportionate benefit of all Holders of the Securities, as follows:


                               Exh. T3C - Supp.-2

                                   ARTICLE ONE

                         AUTHORITY OF TRUSTEE; INDEMNITY

      Section 1.1. Authority of Trustee.

      (a) The Trustee is entering into this Supplemental Indenture in reliance on:

            (i) the Scheme of Arrangement, the Order and the Injunction, and in particular on the respective directions to the Trustee to enter into this Supplemental Indenture contained in the Scheme of Arrangement, as sanctioned by the Order, and in the Injunction, being in full force and effect and legally binding on the Trustee;

            (ii) each of the High Court and the Bankruptcy Court having the requisite jurisdiction over the Holders and the Trustee to give such authority and direction to the Trustee to enter into this Supplemental Indenture;

            (iii) the Order and the Injunction conferring on the Trustee the requisite authority to enter into this Supplemental Indenture; and

            (iv) the accuracy of the statements made in the foregoing recitals and of the representations and warranties of the Company contained in Article Three hereof.

The Company acknowledges and agrees that the Trustee has based such reliance solely on an assumption that the foregoing matters are true and that the Trustee has not independently verified the validity of such assumption.

      (b) The Trustee has agreed to execute this Supplemental Indenture to evidence the modifications to the terms of the Indenture and the Securities, as hereinafter set forth, which are required to be made to the Indenture and the Securities pursuant to the terms of the Scheme of Arrangement and in order to comply with the Order and the Injunction.

      Section 1.2. No Representations by Trustee; Trustee's Disclaimer.

      (a) The recitals contained herein, and the representations and warranties of the Company in Article Three hereof, shall be taken solely as the statements of the Company, and the Trustee assumes no responsibility for their correctness.

      (b) The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Supplemental Indenture or of the Indenture or the Securities, in each case as amended and supplemented by this Supplemental Indenture.

      Section 1.3 Indemnity.

      The Company hereby agrees to indemnify the Trustee against any and all loss, liability or expense incurred by the Trustee in connection with actions taken by it in furtherance of the implementation of the Scheme of Arrangement, including without limitation in respect of its execution and delivery of this Supplemental Indenture, in accordance with the provisions of Section 707 of the Indenture, which provisions shall apply mutatis mutandis as if set out in full herein.

      Section 1.4 Qualification under the Trust Indenture Act.

      If and to the extent that this Supplemental Indenture, or the Indenture as amended and supplemented by this Supplemental Indenture, is required to be qualified under the Trust Indenture Act of 1939, as amended, for securities to have been or to be issued hereunder or thereunder, the Company shall so qualify this Supplemental Indenture or such Indenture, as the case may be, including without limitation by filing an application with the SEC on Form T-3 pursuant to and in accordance with Section 307(a) of the Trust Indenture Act.

                                   ARTICLE TWO

                           AMENDMENTS TO THE INDENTURE

      Section 2.1. Amendments Effective upon Execution.

      (a) Effective as of the date hereof, 75% of the outstanding principal amount of each of the Securities (totalling (euro)93,949,883) is redeemed, and 75% of the accrued but unpaid interest on the Securities from 1 August 2002 up to and including the effective date of the Scheme of Arrangement, 50%


                               Exh. T3C - Supp.-3
of the interest due on the Securities on 1 August 2002 (totalling
(euro)3,131,663) and all interest upon overdue interest for late payment of the interest due on 1 August 2002, are satisfied and discharged.

      (b) Effective as of the date hereof, in accordance with the Scheme of Arrangement and the Order, the Indenture is amended as set forth in Schedule "A" to this Supplemental Indenture.

      (c) All references in the Indenture to "this Indenture" or words of similar import shall mean the Indenture as amended and supplemented in accordance with this Supplemental Indenture.

      Section 2.2. Securities.

      In exchange for each original Initial Security issued prior to the date hereof (the "Original Initial Securities"), in accordance with Section 9.05 of the Indenture the Company hereby agrees to execute a new Initial Security (the "Amended and Restated Initial Securities"). Each Amended and Restated Initial Security will be substantially in the form of Exhibit A to the Indenture, with those changes necessary to reflect the amendments set forth in this Supplemental Indenture. From the date hereof, all references in the Indenture, as amended, to the Initial Securities, shall mean the Amended and Restated Initial Securities.

      In exchange for each original Exchange Security issued prior to the date hereof (the "Original Exchange Securities"), in accordance with Section 9.05 of the Indenture the Company hereby agrees to execute a new Exchange Security (the "Amended and Restated Exchange Securities"). Each Amended and Restated Exchange Security will be substantially in the form of Exhibit B to the Indenture, with those changes necessary to reflect the amendments set forth in this Supplemental Indenture. From the date hereof, all references in the Indenture, as amended, to the Exchange Securities, shall mean the Amended and Restated Exchange Securities.

                                  ARTICLE THREE

                         REPRESENTATIONS AND WARRANTIES

      The Company represents and warrants to the Trustee as follows:

      (A) POWER AND AUTHORITY: The Company has the power and authority to enter into, and perform and comply with its obligations under, this Supplemental Indenture and to carry out the transactions contemplated by this Supplemental Indenture; and all conditions precedent for the Trustee to execute and deliver this Supplemental Indenture have been satisfied;

      (B) AUTHORISATION AND OBLIGATIONS BINDING: All actions, conditions, notices and things required to be taken, fulfilled, given and done by it in order:

            (i) to enable it to enter into, and perform and comply with its obligations under, this Supplemental Indenture and to carry out the transactions contemplated by this Supplemental Indenture; and

            (ii) to ensure that those obligations are valid, legally binding and enforceable in accordance with their terms;

            have been taken, fulfilled, given and done;

and this Supplemental Indenture constitutes its legal, valid and binding obligation, enforceable against the Company in accordance with its terms.

      (C) NO CONTRAVENTION: The Company's entry into, and performance and compliance with its obligations under, this Supplemental Indenture and the carrying out of the transactions contemplated by this Supplemental Indenture:

            (i) do not contravene any law, directive, judgment or order to which it is subject, including, without limitation, the Order and the Injunction;

            (ii) do not contravene its memorandum or articles of association or other constitutional documents; and

            (iii) do not breach in any material respect any agreement or the terms of any consent to which it is a party or which is binding upon it or any of its assets;

      (D) NO AUTHORISATIONS FOR TRUSTEE: No authorisation, approval or consent of, and no filing or registration with or application to, any governmental or regulatory authority, agency or


                               Exh. T3C - Supp.-4
body of the United States of America or the State of New York is required in connection with the execution and delivery of this Supplemental Indenture by the Trustee, or in connection with the authentication by the Trustee of any Amended and Restated Initial Securities or Amended and Restated Exchange Securities.

      (E) COURT SANCTIONS: The Order and the Injunction as originally issued have not been modified and remain in full force and effect; and the Scheme of Arrangement, as sanctioned by the Order and by the Injunction, confers authority upon the Trustee to execute and deliver this Supplemental Indenture in accordance with the Scheme of Arrangement.

                                  ARTICLE FOUR

                                  MISCELLANEOUS

      Section 4.1. Definitions.

      Except as otherwise expressly provided or unless the context otherwise requires, all terms used herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

      Section 4.2. Confirmation of the Indenture.

      The Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects ratified and confirmed by the Company, and the Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

      Section 4.3. Severability.

      Wherever possible, each provision of this Supplemental Indenture shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Supplemental Indenture shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Supplemental Indenture.

      Section 4.4. Governing Law.

      This Supplemental Indenture shall be governed by and construed in accordance with the laws of the state of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

      Section 4.5. Counterparts.

      This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute one and the same instrument.


                               Exh. T3C - Supp.-5

      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be executed and attested, all as of the day and year first above written.

TEXON INTERNATIONAL LIMITED


By:      /s/ Neil Fleming
         ------------------------------
Name:
Title:


Attest:  /s/ Peter Selkirk
         ------------------------------
         Name:
         Title:


THE BANK OF NEW YORK, AS TRUSTEE


By:      /s/ Trevor Blewer
         ------------------------------
Name:
Title:


Attest:  /s/ Steven Torgeson
         ------------------------------
         Name:
         Title:


                               Exh. T3C - Supp.-6

                                  SCHEDULE "A"

The Indenture is amended as described below:

1. Global Amendments. The Indenture, including the cover page and all exhibits thereto, are amended by the deletion in their entirety of all references to:

      (a) "Texon International plc" and the substitution therefor of "Texon International Limited";

      (b) "public limited company" and the substitution therefor of "private limited company";

      (c)   "2008" and the substitution therefor of "2010"; and

      (d) "DM 245.0 million" and "DM 245,000,000" and the substitution therefor of "DM 61.25 million ((euro)31,316,627)" and "DM 61,250,000
            ((euro)31,316,627)", respectively.

2. Amendments to Section 1.01 (Definitions). Section 1.01 of the Indenture is amended:

      (a) by the deletion in their entirety of the definitions of "Euroclear Operator", "Permitted Holders" and "Securities" and the substitution therefor of the following definitions, respectively:

                  ""Euroclear Operator" means Euroclear Bank S.A./N.V., as
            operator of the Euroclear system."

                  ""Permitted Holders" means MatlinPatterson Global
            Opportunities Partners L.P., any of its Affiliates, and any limited partnership, investment trust or investment fund which is managed or advised by MatlinPatterson Global Opportunities Partners L.P. or any of its Affiliates; and any Person acting in the capacity of an underwriter in connection with a public or private offering of the Company's Capital Stock."

                  ""Securities" means, collectively, the Initial Securities and, when and if issued as provided for in the Exchange and Registration Rights Agreement, the Exchange Securities, in each case comprising in aggregate the DM 61,250,000 ((euro)31,316,627) Senior Notes due 2010 constituted by this Indenture and for the time being outstanding."

      (b) by the deletion in their entirety of the definitions of "Cedel", "Credit Agreement" and "Revolving Facilities" (and all references thereto) and the substitution therefor of the following definitions, respectively:

                  ""Clearstream" means Clearstream Banking, societe anonyme."

                  ""Facilities Agreement" means the Facilities Agreement dated on or about the Amendment Date, as amended, waived or otherwise modified from time to time, by and among the Company, United Texon Limited and Barclays Bank PLC (except to the extent that any such amendment, waiver or other modification thereto would be prohibited by the terms of this Indenture, unless otherwise agreed to by the Holders of at least a majority in aggregate principal amount of Securities at the time outstanding)."

                  ""Facilities" means all facilities provided under the
            Facilities Agreement."


                               Exh. T3C - Supp.-7

      (c)   by the insertion of the following new definition:

                  ""Amendment Date" means the date of the Supplemental Indenture between the Company and the Trustee, being November 22, 2002."

3. Amendment to Section 2.03 (Registrar and Paying Agent). Section 2.03 of the Indenture is amended by the insertion at the end of this section of the following new sentence:

                  "The Company shall use its reasonable endeavours to procure that the Securities are and remain listed on the Luxembourg Stock Exchange."

      and the heading to Section 2.03 and all references thereto shall be deleted and replaced with "Registrar and Paying Agent; Listing of Securities."

4. Amendment to Section 4.02 (Maintenance of Office or Agency; Reports to Holders). Paragraph (b) of Section 4.02 of the Indenture is deleted in its entirety and replaced with:

                  "(b) Where so required by the rules and regulations of the
            Commission, the Company shall furnish to the holders of the Securities (i) all annual and quarterly financial information required to be contained in a filing with the Commission (except that quarterly financial information need not contain any reconciliation to U.S. generally accepted accounting principles); provided, however, that (x) such quarterly financial information may be prepared in accordance with generally accepted accounting principles in the United Kingdom, shall be furnished within 60 days following the end of each fiscal quarter of the Company and may be provided in a report on Form 6-K, and (y) such annual financial information shall be furnished within 120 days following the end of the fiscal year of the Company. In addition, where so required by the rules and regulations of the Commission, the Company shall file a copy of all such information with the Commission for public availability (unless the Commission will not accept such a filing). In addition, the Company shall furnish to the Holders of the Securities such financial information as the Company is required by law to deliver to the registrar of companies for England and Wales, and the Company shall furnish to the Holders of the Securities and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Securities are not freely transferable under the Act by Persons not "affiliates" under the Securities Act. The Company shall also comply with the provisions of TIA Section 314(a).

                  (c) Whether or not required by any applicable laws, but
            provided that any or all of the Securities are outstanding, the Company shall maintain a website and shall publish on that website, in a manner which is readily accessible to the Holders of the Securities, its consolidated financial statements (including its consolidated balance sheet, consolidated income statement and consolidated statement of cash flows) prepared in accordance with generally accepted accounting principles then in effect in the United Kingdom (i) within 45 days following the end of each fiscal quarter of the Company, and (ii) within 90 days following the end of the fiscal year of the Company."

5.    Amendment to Section 4.03 (Limitation on Indebtedness). Subparagraph
      (b)(i) of Section 4.03 of the Indenture is deleted in its entirety and replaced with:


                               Exh. T3C - Supp.-8

                  "(i) Indebtedness (x) of United Texon Limited and Restricted
            Subsidiaries under the Facilities (as the same may be amended from time to time without increasing the committed amount available or outstanding, except as otherwise permitted by this Section) and (y) of the Company and Restricted Subsidiaries under other credit agreements in an aggregate principal amount at any time outstanding for both (x) and (y) not to exceed the greater of (A) (Pounds) 15.0 million, less any repayments and commitment reductions made pursuant to clause (a)(iii)(A) of Section 4.06, and (B) the Borrowing Base at the time such Indebtedness is Incurred;"

6. Amendments to Exhibit A. The first paragraph of clause 6 (Optional Redemption) of Exhibit A to the Indenture and each outstanding Security, including the table thereto, is deleted in its entirety and replaced with:

                  "The Securities will be redeemable, at the Company's option, in whole or in part, at any time on or after the Amendment Date and prior to maturity. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest and Additional Amounts, if any, to the redemption date (and in the case of Definitive Securities, subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date and Additional Amounts, if any, in respect thereof), if redeemed during the 12-month period commencing February 1 of the years set forth below:

                                                        Redemption
            Year                                          Price
            -----------------------------------------   ----------

            2002  ...................................    105.000%
            2003  ...................................    105.000%
            2004  ...................................    103.333%
            2005  ...................................    101.667%
            2006 and thereafter .....................    100.000%"

7. Amendments to Exhibit B. The first paragraph of clause 6 (Optional Redemption) of Exhibit B to the Indenture and each outstanding Security, including the table thereto, is deleted in its entirety and replaced with:

            "The Securities will be redeemable, at the Company's option, in whole or in part, at any time on or after Amendment Date and prior to maturity. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest and Additional Amounts, if any, to the redemption date (and in the case of Definitive Securities, subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date and Additional Amounts, if any, in respect thereof), if redeemed during the 12-month period commencing February 1 of the years set forth below:


                               Exh. T3C - Supp.-9

                                                         Redemption
            Year                                           Price
            ------------------------------------------   ----------

            2002  ....................................    105.000%
            2003  ....................................    105.000%
            2004  ....................................    103.333%
            2005  ....................................    101.667%
            2006 and thereafter ......................    100.000%"


                              Exh. T3C - Supp.-10